Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

CORPUS CHRISTI DIVISION

In re:	§	Chapter 11
§
Seahawk Drilling, Inc., et al.[1],	§	Case No. 11-20089-RSS
§
Debtors.	§	Jointly Administered

DISCLOSURE STATEMENT ACCOMPANYING THE FIRST AMENDED JOINT

PLAN OF REORGANIZATION FOR THE DEBTORS AND DEBTORS-IN-

POSSESSION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Dated: July 6, 2011.

FULBRIGHT & JAWORSKI L.L.P.

BERRY D. SPEARS

JOHNATHAN C. BOLTON

1301 MCKINNEY, SUITE 5100

HOUSTON, TEXAS 77010-3095

TELEPHONE: (713) 651-5151

FACSIMILE: (713) 651-5246

JORDAN, HYDEN, WOMBLE,

CULBRETH & HOLZER P.C.

SHELBY A. JORDAN

NATHANIAL PETER HOLZER

500 N. SHORELINE BLVD., SUITE 900

CORPUS CHRISTI, TEXAS 78401-0341

TELEPHONE: (361) 653-6624

FACSIMILE: (361) 888-5555

ATTORNEYS FOR THE DEBTORS

AND DEBTORS-IN-POSSESSION

1 The Debtors in these jointly-administered chapter 11 cases are: Seahawk Drilling, Inc., Seahawk Mexico Holdings LLC, Seahawk Drilling Management LLC, Seahawk Offshore Management LLC, Energy Supply International LLC, Seahawk Drilling LLC, Seahawk Global Holdings, LLC and Seahawk Drilling USA, LLC.

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B.	Rejection of Executory Contracts and Unexpired Leases	38
C.	Liquidating Trustee	39
D.	Creation of the Liquidating Trust	40
E.	Enforcement, Compromise or Adjustment of Claims Belonging to the Bankruptcy Estate	41
F.	Payment of U. S. Trustee Fees	41
G.	Pursuit of Claims Against Pride	42
H.	Resolution of Objections to Proofs of Claim	44
I.	Bar Dates for Unclassified Claims	44

ARTICLE VIII VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS		45

A.	Ballots and Voting Deadline	45
B.	Holders of Claims and Interests Entitled to Vote	45
C.	Bar Date for Filing Proofs of Claim	46
D.	Definition of Impairment	46
E.	Classes Impaired Under the Plan	46
F.	Information on Voting and Ballots	47
G.	Confirmation of Plan	49

ARTICLE IX EFFECT OF CONFIRMATION OF THE PLAN, INJUNCTION AGAINST ENFORCEMENT OF PRE-CONFIRMATION DEBT, RELEASE AND DISCHARGE		54

A.	Effect of Confirmation of the Plan	54
B.	Injunction Against Enforcement of Pre-Confirmation Debt, Exculpation, Release and Discharge	55

ARTICLE X CONDITIONS PRECEDENT TO EFFECTIVE DATE		56

ARTICLE XI LIQUIDATION ANALYSIS, FEASIBILITY, AND RISK FACTORS		57

A.	Liquidation Analysis	57
B.	Feasibility of the Plan	57
C.	Risks Associated with the Plan	57

ARTICLE XII ALTERNATIVES TO PLAN AND LIQUIDATION ANALYSIS		58

A.	Alternative Plans	58
B.	Chapter 7 Liquidation	58
C.	Dismissal	59

ARTICLE XIII CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		60

A.	U.S. Federal Income Tax Consequences to the Debtors	61
B.	U.S. Federal Income Tax Consequences to U.S. Holders of Claims or Interests	64
C.	Information Reporting and Backup Withholding	68

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D.	Importance of Obtaining Professional Tax Assistance	68

ARTICLE XIV SECURITIES LAW MATTERS		69

A.	Applicability of the Bankruptcy Code and Securities Laws	69
B.	Issuance and Delivery of Securities	69
C.	Subsequent Transfers Under Federal Securities Laws	70

ARTICLE XV CONCLUSION		71

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EXHIBITS TO DISCLOSURE STATEMENT

Exhibit A	First Amended Joint Plan of Reorganization of the Debtors and Debtors-in-Possession Under Chapter 11 of the United States Bankruptcy Code

Exhibit B	Order Approving Disclosure Statement (without exhibits)

Exhibit C	Financial Projections

Exhibit D	Liquidation Analysis

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DISCLAIMER

THIS DISCLOSURE STATEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE PLAN OF REORGANIZATION OF THE DEBTORS AND DEBTORS-IN-POSSESSION UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE (THE “PLAN”), A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT A, PROPOSED BY SEAHAWK DRILLING, INC. (“SEAHAWK”) AND CERTAIN OF ITS U.S. SUBSIDIARIES2 (COLLECTIVELY, THE “DEBTORS”) IN THIS CHAPTER 11 CASE. THIS DISCLOSURE STATEMENT ALSO CONTAINS SUMMARIES OF CERTAIN OTHER DOCUMENTS RELATING TO THE CONSUMMATION OF THE PLAN OR THE TREATMENT OF CLAIMS AND INTERESTS AND CERTAIN FINANCIAL INFORMATION RELATING THERETO.

THE DISCLOSURE STATEMENT INCLUDES CERTAIN EXHIBITS, EACH OF WHICH ARE INCORPORATED INTO AND MADE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN. THE STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT WERE MADE AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THE DATE SET FORTH ON THE COVER PAGE HEREOF. HOLDERS OF CLAIMS AND INTERESTS MUST RELY ON THEIR OWN EVALUATION OF THE DEBTORS AND THEIR OWN ANALYSIS OF THE TERMS OF THE PLAN IN DECIDING WHETHER TO ACCEPT OR REJECT THE PLAN.

ALL HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS CITED HEREIN AND THE PLAN ATTACHED HERETO, BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT SOLELY FOR PURPOSES OF SOLICITING HOLDERS OF CLAIMS AND INTERESTS TO ACCEPT OR REJECT THE PLAN. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY PERSON FOR ANY OTHER PURPOSE. THE CONTENTS OF THIS DISCLOSURE STATEMENT SHALL NOT BE DEEMED AS PROVIDING ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE. THE DEBTORS URGE EACH HOLDER OF A CLAIM OR INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY SUCH LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT AND THE PLAN. MOREOVER, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT,

2 The subsidiaries of Seahawk Drilling, Inc. that are debtors and debtors-in-possession in this chapter 11 proceeding are: Seahawk Mexico Holdings LLC, Seahawk Drilling Management LLC, Seahawk Offshore Management LLC, Energy Supply International LLC, Seahawk Drilling LLC, Seahawk Global Holdings, LLC and Seahawk Drilling USA, LLC.

LIABILITY, STIPULATION, OR WAIVER. THE SUMMARY OF THE PLAN AND OTHER DOCUMENTS DESCRIBED IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE ACTUAL DOCUMENTS THEMSELVES AND THE EXHIBITS THERETO.

THE DEBTORS BELIEVE THAT THE INFORMATION HEREIN IS ACCURATE BUT ARE UNABLE TO WARRANT THAT IT IS WITHOUT ANY INACCURACY OR OMISSION. THE DEBTORS HAVE NOT AUTHORIZED ANY PARTY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OR THE DEBTORS OR THE VALUE OF THEIR PROPERTY, OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. HOLDERS OF CLAIMS AND INTERESTS SHOULD NOT RELY UPON ANY OTHER INFORMATION, REPRESENTATIONS, OR INDUCEMENTS MADE TO OBTAIN ACCEPTANCE OR REJECTION OF THE PLAN.

THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE PLAN. NEITHER THIS DISCLOSURE STATEMENT NOR THE PLAN HAS BEEN FILED WITH OR REVIEWED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE UNDER ANY STATE SECURITIES LAW (“BLUE SKY LAW”). THIS DISCLOSURE STATEMENT AND THE PLAN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN OR THEREIN. NEITHER THE OFFER NOR THE SALE OF ANY SECURITIES PURSUANT TO THE PLAN HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY SIMILAR STATE SECURITIES OR “BLUE SKY” LAWS. ANY SUCH OFFER OR SALE IS BEING MADE IN RELIANCE ON THE EXEMPTIONS FROM REGISTRATION THEREUNDER SPECIFIED IN SECTION 1145 OF THE BANKRUPTCY CODE.

THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE PLAN, CERTAIN OTHER DOCUMENTS, AND CERTAIN FINANCIAL INFORMATION. THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION CONTAINED IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR THE OTHER DOCUMENTS OR FINANCIAL INFORMATION INCORPORATED HEREIN BY REFERENCE, THE PLAN, OR SUCH OTHER DOCUMENTS, AS APPLICABLE, SHALL GOVERN FOR ALL PURPOSES.

EACH HOLDER OF AN IMPAIRED CLAIM OR AN IMPAIRED INTEREST THAT IS ALLOWED TO VOTE SHOULD REVIEW THE ENTIRE PLAN BEFORE CASTING A BALLOT. NO PARTY IS AUTHORIZED BY THE BANKRUPTCY COURT TO PROVIDE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT CONTAINED IN THIS DISCLOSURE STATEMENT.

THIS DISCLOSURE STATEMENT CONTAINS PROJECTED FINANCIAL INFORMATION REGARDING THE DEBTORS AND CERTAIN OTHER FORWARD-LOOKING STATEMENTS, ALL OF WHICH ARE BASED ON VARIOUS ESTIMATES AND ASSUMPTIONS AND WILL NOT BE UPDATED TO REFLECT EVENTS OCCURRING AFTER THE DATE HEREOF. SUCH INFORMATION AND STATEMENTS ARE SUBJECT TO INHERENT UNCERTAINTIES AND TO A WIDE VARIETY OF SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE RISKS, INCLUDING, AMONG OTHERS, THOSE DESCRIBED HEREIN. CONSEQUENTLY, ACTUAL EVENTS, CIRCUMSTANCES, EFFECTS AND RESULTS MAY VARY SIGNIFICANTLY FROM THOSE INCLUDED IN OR CONTEMPLATED BY SUCH PROJECTED FINANCIAL INFORMATION AND SUCH OTHER FORWARD-LOOKING STATEMENTS. CONSEQUENTLY, THE PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS CONTAINED HEREIN SHOULD NOT BE REGARDED AS REPRESENTATIONS BY THE DEBTORS OR ANY OTHER PERSON THAT THE PROJECTED FINANCIAL CONDITION OR RESULTS CAN OR WILL BE ACHIEVED.

THE FINANCIAL INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THE DISCLOSURE STATEMENT HAS NOT BEEN AUDITED, EXCEPT AS SPECIFICALLY INDICATED OTHERWISE. THE FINANCIAL PROJECTIONS, ATTACHED HERETO AS EXHIBIT C AND DESCRIBED IN THE DISCLOSURE STATEMENT, HAVE BEEN PREPARED BY THE DEBTORS’ MANAGEMENT TOGETHER WITH THE DEBTORS’ FINANCIAL ADVISORS. THE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS’ MANAGEMENT AND THEIR ADVISORS, MAY NOT ULTIMATELY BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE PROJECTIONS OR TO THE ABILITY TO ACHIEVE THE PROJECTED RESULTS.

INFORMATION INCORPORATED BY REFERENCE INTO THIS DISCLOSURE STATEMENT SPEAKS AS OF THE DATE OF SUCH INFORMATION OR THE DATE OF THE REPORT OR DOCUMENT IN WHICH SUCH INFORMATION IS CONTAINED OR AS OF A PRIOR DATE AS MAY BE SPECIFIED IN SUCH REPORT OR DOCUMENT. ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED BY REFERENCE HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR ALL PURPOSES TO THE EXTENT THAT A STATEMENT CONTAINED IN THIS DISCLOSURE STATEMENT OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH IS ALSO INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS DISCLOSURE STATEMENT.

SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND, THUS, THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THEREFORE, THE FINANCIAL PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

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FOR A VOTE ON THE PLAN TO BE COUNTED, THE BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY THE DEBTORS’ CLAIMS, BALLOTING AND NOTICING AGENT, KURTZMAN CARSON CONSULTANTS, LLC, NO LATER THAN 5:00 P.M. PACIFIC TIME, ON                     , 2011. SUCH BALLOTS SHOULD BE CAST IN ACCORDANCE WITH THE SOLICITATION PROCEDURES DESCRIBED IN THE DISCLOSURE STATEMENT AND APPROVED BY THE BANKRUPTCY COURT. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE SHALL NOT BE COUNTED UNLESS OTHERWISE DETERMINED BY THE DEBTORS IN THEIR SOLE AND ABSOLUTE DISCRETION. THE CONFIRMATION HEARING WILL COMMENCE ON             , 2011 AT _:_0 _.M. CENTRAL TIME, BEFORE THE HONORABLE RICHARD S. SCHMIDT, UNITED STATES BANKRUPTCY JUDGE, IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS, CORPUS CHRISTI DIVISION, 1133 N. SHORELINE BLVD., CORPUS CHRISTI, TEXAS 78401. THE DEBTORS MAY CONTINUE THE CONFIRMATION HEARING FROM TIME TO TIME WITHOUT FURTHER NOTICE OTHER THAN AN ADJOURNMENT ANNOUNCED IN OPEN COURT OR A NOTICE OF ADJOURNMENT FILED WITH THE BANKRUPTCY COURT AND SERVED ON THE MASTER SERVICE LIST AND THE ENTITIES WHO HAVE FILED AN OBJECTION TO THE PLAN, WITHOUT FURTHER NOTICE TO PARTIES IN INTEREST. THE BANKRUPTCY COURT, IN ITS DISCRETION AND BEFORE THE CONFIRMATION HEARING, MAY PUT IN PLACE ADDITIONAL PROCEDURES GOVERNING THE CONFIRMATION HEARING. THE PLAN MAY BE MODIFIED, IF NECESSARY, PRIOR TO, DURING, OR AS A RESULT OF THE CONFIRMATION HEARING, WITHOUT FURTHER NOTICE TO PARTIES IN INTEREST.

THE PLAN OBJECTION DEADLINE IS             , 2011, AT 5:00 P.M. CENTRAL TIME. ANY OBJECTION TO CONFIRMATION OF THE PLAN MUST BE IN WRITING AND (A) MUST STATE THE NAME AND ADDRESS OF THE OBJECTING PARTY AND THE AMOUNT OF ITS CLAIM OR THE NATURE OF ITS EQUITY INTEREST AND (B) MUST STATE WITH PARTICULARITY THE NATURE OF ITS OBJECTION. ANY CONFIRMATION OBJECTION NOT TIMELY FILED AND SERVED AS SET FORTH HEREIN SHALL BE DEEMED WAIVED AND SHALL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

Disclosure Regarding Forward-Looking Statements

This Disclosure Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this Disclosure Statement that address activities, events or developments that the Debtors expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “anticipate,” “estimate,” “continue,” “forsee,” “project,” “could,” or other similar words. These forward-looking statements may include, but are not limited to, references to procedures in connection with the Debtors’ bankruptcy cases and the distribution of the Debtors’ assets pursuant to the Plan, the Debtors’ financial projections and liquidation analysis, and the Debtors’ future operating results. Forward-looking statements are not guarantees of performance. Seahawk has based these statements on Seahawk’s assumptions and analyses in light of Seahawk’s experience and perception of historical trends, current conditions, expected future developments and other factors Seahawk believes are appropriate in the circumstances. No assurance can be given that these assumptions are accurate. Moreover, these statements are subject to a number of risks and uncertainties. Important factors that could cause the Debtors’ actual results to differ materially from the expectations reflected in Debtors’ forward-looking statements include those described under Item 1A of Seahawk’s Form 10-K for the fiscal year ended December 31, 2009 and any subsequently filed Form 10-Q, any factors set forth in Seahawk’s other reports filed with the SEC, and the following factors, among others:

•	the ability of the Debtors to develop, prosecute, confirm and consummate a plan of reorganization with respect to the Debtors’ bankruptcy cases;

•	the ability of the Debtors’ to obtain Bankruptcy Court approval with respect to motions in the Debtors’ bankruptcy cases;

•	risks associated with litigation and other claims that involve the Debtors;

•	risks associated with the Debtors’ bankruptcy cases being converted to cases under chapter 7 of the Bankruptcy Code; and

•	the potential adverse impact of the Debtors’ bankruptcy cases on the Debtors’ liquidity.

Other factors that are unknown or unpredictable, could also have a material adverse effect on future results.

All subsequent written and oral forward looking information attributable to the Debtors or to persons acting on the Debtors’ behalf are expressly qualified in their entirety by the foregoing. In light of these risks, uncertainties and assumptions, the events anticipated by Debtors’ forward-looking statements may not occur, and you should not place any undue reliance on any of the Debtors’ forward-looking statements. The Debtors’ forward-looking statements speak only as of the date made and the Debtors undertake no obligation to update or revise their forward-looking statements, whether as a result of new information, future events or otherwise.

ARTICLE I

INTRODUCTION

A.	Explanation of Chapter 11

Chapter 11 is the principal reorganization chapter of the United States Bankruptcy Code. Under chapter 11, a person or entity attempts to reorganize its business and financial affairs for the benefit of its creditors, shareholders and other interested parties.

The commencement of a chapter 11 case creates an estate comprising all of a debtor’s legal and equitable interests in property as of the date the petition is filed. Unless the bankruptcy court orders the appointment of a chapter 11 trustee, Bankruptcy Code sections 1101, 1107 and 1108 provide that a chapter 11 debtor may continue to operate its business and control the assets of its estate as a “debtor-in-possession” (“DIP”) as the Debtors have done in this chapter 11 case since the Petition Date.

The filing of a chapter 11 petition also triggers the automatic stay under section 362 of the Bankruptcy Code. The automatic stay is an injunction that halts essentially all attempts to collect pre-petition claims from the Debtors or to otherwise interfere with a Debtors’ business or their estates.

Formulation of a plan of reorganization is the principal purpose of a chapter 11 bankruptcy case. The plan sets forth the means for satisfying the claims of creditors against, and interests of equity security holders in, the Debtors. Unless a trustee is appointed, only the Debtors may file a plan during the first 120 days of a chapter 11 case (the “Exclusive Period”). Only after the Exclusive Period has expired or is terminated by the Bankruptcy Court, a creditor or any other interested party may file a plan, unless the Debtors file a plan within the Exclusive Period or receives an extension of such period by order of the Bankruptcy Court. If the Debtors file a plan within the Exclusive Period, the Debtors are given sixty (60) additional days (the “Solicitation Period”) to solicit acceptances of its plan. Bankruptcy Code section 1121(d) permits the Bankruptcy Court to extend or reduce the Exclusive Period and the Solicitation Period upon a showing of adequate “cause.”

Although usually referred to as a plan of reorganization, a plan may also provide for a liquidation of assets.

After the plan has been filed, the holders of impaired claims against, or interests in, a debtor are permitted to vote on whether to accept or reject the plan. Chapter 11 does not require that each holder of a claim against, or interest in, a debtor vote in favor of a plan in order for the plan to be confirmed. At a minimum, however, a plan must be accepted by a majority in number (i.e., more than 50%) and at least two-thirds (2/3) in amount of those claims actually voting, from at least one class of impaired claims under the plan, to the extent that there are any impaired classes. The Bankruptcy Code also defines acceptance of a plan by a class of interests (equity securities) as acceptance by holders of at least two-thirds of the number of interests that actually voted.

Classes of claims or interests that are not “impaired” under a plan of reorganization are conclusively presumed to have accepted the plan, and therefore are not entitled to vote. A class is “impaired” if the plan modifies the legal, equitable, or contractual rights attaching to the claims or interests of that class. Modification for purposes of impairment does not include curing defaults and reinstating maturity or payment in full in cash. Conversely, classes of claims or interests that receive or retain no property under a plan of reorganization are conclusively presumed to have rejected the plan, and therefore are not entitled to vote.

Even if all classes of claims and interests accept a plan of reorganization, a bankruptcy court may nonetheless still deny confirmation. Bankruptcy Code section 1129 sets forth the requirements for confirmation and, among other things, requires that a plan be in the “best interests” of impaired and dissenting creditors and interest holders and that the plan be feasible. The “best interests” test generally requires that the value of the consideration to be distributed to impaired and dissenting creditors and interest holders under a plan may not be less than those parties would receive if the debtor were liquidated under a hypothetical liquidation occurring under chapter 7 of the Bankruptcy Code. A plan must also be determined to be “feasible,” which generally requires a finding that there is a reasonable probability that the debtor will be able to perform the obligations incurred under the plan and that the debtor will be able to continue operations without the need for further financial reorganization.

A bankruptcy court may confirm a plan of reorganization even though fewer than all of the classes of impaired claims and interests vote to accept such plan. A bankruptcy court may do so under the “cramdown” provisions of section 1129(b) of the Bankruptcy Code. In order for a plan to be confirmed under the “cramdown” provisions, despite the rejection of a class of impaired claims or interests, the plan proponent must show, among other things, that the plan does not discriminate unfairly and that it is “fair and equitable” with respect to impaired classes of claims or interests that have not accepted the plan.

A bankruptcy court must further find that the economic terms of the plan meet the specific requirements of Bankruptcy Code section 1129(b) with respect to the subject objecting class(es). If the plan proponent proposes to seek confirmation of the plan under the provisions of Bankruptcy Code section 1129(b), the plan proponent must also meet all applicable requirements of Bankruptcy Code section 1129(a) (except section 1129(a)(8)). Those requirements include, among other things, that (i) the plan complies with applicable Bankruptcy Code provisions and other applicable law, and that (ii) the plan be proposed in good faith.

B.	The Debtors’ Chapter 11 Plan and Disclosure Statement

1.	The Debtors’ Plan of Reorganization

Seahawk Drilling, Inc., Seahawk Mexico Holdings LLC, Seahawk Drilling Management LLC, Seahawk Offshore Management LLC, Energy Supply International LLC, Seahawk Drilling LLC, Seahawk Global Holdings, LLC and Seahawk Drilling USA, LLC, as Debtors and Debtors-in-Possession in the above-captioned chapter 11 case submit this Disclosure Statement pursuant to Bankruptcy Code section 1125 for use in the solicitation of votes on their Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code.3

3 Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

2.	The Disclosure Statement

This Disclosure Statement is submitted in accordance with section 1125 of the Bankruptcy Code for the purpose of soliciting acceptances of the Plan from holders of certain Classes of Claims against and Interests in the Debtors. The only holders of Claims and Interests whose acceptances of the Plan are sought are those whose Claims are “impaired” (as that term is defined in Bankruptcy Code section 1124) by the Plan and who are receiving distributions under the Plan. Holders of Claims that are not “impaired” are deemed to have accepted the Plan.

The Debtors have prepared this Disclosure Statement pursuant to Bankruptcy Code section 1125, which requires that a copy of the Plan, or a summary thereof, be submitted to all holders of Claims against and Interests in the Debtor that are entitled to vote, along with a written disclosure statement containing adequate information about the Debtors of a kind, and in sufficient detail, as far as is reasonably practicable, that would enable a hypothetical, reasonable investor typical of the holders of claims and interests to make an informed judgment in exercising their right to vote on the Plan.

This Disclosure Statement sets forth certain relevant information regarding the Debtors’ pre-petition operations and financial history, the need to seek chapter 11 protection and significant events that have occurred during the chapter 11 case. This Disclosure Statement also describes terms and provisions of the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan, certain risk factors associated with the Plan, and the manner in which distributions will be made under the Plan. Additionally, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of impaired Claims and Interests must follow for their votes to be counted.

THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, ANTICIPATED EVENTS IN THE CASES, AND FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT THE SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF THE PLAN OR CERTAIN DOCUMENTS (AND HOLDERS OF CLAIMS AND INTERESTS SHOULD REFER TO THE PLAN AND SPECIFIED DOCUMENTS IN THEIR ENTIRETY AS ATTACHED HERETO), STATUTORY PROVISIONS, EVENTS, OR INFORMATION. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE URGED TO REVIEW THE ENTIRE PLAN, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT A AND THE ATTACHMENTS TO THE PLAN AND THIS DISCLOSURE STATEMENT. IN THE EVENT ANY PROVISION OF THIS DISCLOSURE STATEMENT IS FOUND TO BE INCONSISTENT WITH A PROVISION OF THE PLAN, THE PROVISION OF THE PLAN SHALL CONTROL.

This Disclosure Statement was approved by order of the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the “Bankruptcy Court”) on                     , 2011. See Exhibit B. Such approval is required by the Bankruptcy Code, and does not constitute a judgment by the Bankruptcy Court as to the desirability of the Plan or as to the value or suitability of any consideration offered thereunder. Such approval does indicate, however, that the Bankruptcy Court has determined that the Disclosure Statement meets the requirements of Bankruptcy Code section 1125 and contains adequate information to permit the Claimholders whose acceptance of the Plan is solicited, to make an informed judgment regarding acceptance or rejection of the Plan.

THE APPROVAL BY THE BANKRUPTCY COURT OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE PLAN OR A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN. THE MATERIAL CONTAINED HEREIN IS INTENDED SOLELY FOR THE USE OF CREDITORS WITH CLAIMS AGAINST, AND HOLDERS OF INTERESTS IN, THE DEBTORS IN EVALUATING THE PLAN AND VOTING TO ACCEPT OR REJECT THE PLAN AND, ACCORDINGLY, MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF HOW TO VOTE ON, OR WHETHER TO OBJECT TO, THE PLAN.

C.	Sources of Information

Except as otherwise expressly indicated, the portions of this Disclosure Statement describing the Debtors, their business, properties and management, and the Plan have been prepared from publicly-available information regarding the Debtors. Certain of the materials contained in this Disclosure Statement are taken directly from other readily-accessible documents filed with the Bankruptcy Court or elsewhere or are digests of other documents. Certain information contained in this Disclosure Statement regarding the Purchaser has been taken from publicly-available information regarding the Purchaser. The Debtors have not independently verified the information regarding the Purchaser and cannot assure you of its accuracy or completeness. The Debtors make no representation or guarantee regarding the accuracy or completeness of the information regarding the Purchaser. In the event of a discrepancy between this Disclosure Statement and the actual terms of a document, the actual terms of such document shall govern and apply.

The statements contained in this Disclosure Statement are made as of the date hereof unless another time is specified, and neither the delivery of this Disclosure Statement nor any exchange of rights made in connection with it shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date of this Disclosure Statement.

Information incorporated by reference into this Disclosure Statement speaks as of the date of such information or the date of the report or document in which such information is contained or as of a prior date as may be specified in such report or document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Disclosure Statement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this disclosure statement.

No statements concerning the Debtors, the value of the Debtors’ property, or the value of any benefit offered to the holder of a Claim or Interest in connection with the Plan should be relied on other than as set forth in this Disclosure Statement. In arriving at a decision, parties should not rely on any representation or inducement made to secure their acceptance or rejection that is contrary to information contained in this Disclosure Statement, and any such additional representations or inducements should be immediately reported to counsel for the Debtors, Fulbright & Jaworski L.L.P., Fulbright Tower, 1301 McKinney, Suite 5100, Houston, Texas 77010 (Attn: Berry D. Spears and Johnathan C. Bolton), Telephone: (713) 651-5151.

D.	Rules of Interpretation

The following rules for interpretation and construction shall apply to the Disclosure Statement: (1) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference in the Disclosure Statement to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (3) unless otherwise specified, any reference in the Disclosure Statement to an existing document, schedule, or exhibit, whether or not filed, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (4) any reference to a person or entity as a holder of a Claim or Interest includes that person or entity’s successors and assigns; (5) unless otherwise specified, all references in the Disclosure Statement to Articles are references to Articles of the Disclosure Statement; (6) unless otherwise specified, all references in the Disclosure Statement to exhibits are references to exhibits to the Disclosure Statement; (7) the words “herein,” “hereof,” and “hereto” refer to the Disclosure Statement in its entirety rather than to a particular portion of the Disclosure Statement; (8) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Disclosure Statement; (9) unless otherwise set forth in the Disclosure Statement, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (10) any term used in capitalized form in the Disclosure Statement that is not otherwise defined in the Disclosure Statement, Plan, or exhibits to the Disclosure Statement Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (11) all references to docket numbers of documents filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (l2) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, unless otherwise stated; (13) in computing any period of time prescribed or allowed, the provisions of Bankruptcy Rule 9006(a) shall apply, and if the date on which a transaction may occur pursuant to the Disclosure Statement shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day; and (14) unless otherwise specified, all references in the Disclosure Statement to monetary figures shall refer to currency of the United States of America.

E.	Recommendation Of The Debtors To Approve Plan

The Debtors approved the solicitation of acceptances of the Plan and all of the transactions contemplated thereunder. In light of the benefits to be attained by the holders of Claims and Interests contemplated under the Plan, the Debtors recommend that such holders of Claims and Interests vote to accept the Plan. The Debtors have reached this decision after considering the alternatives to the Plan that are available to the Debtors. These alternatives include liquidation under chapter 7 of the Bankruptcy Code or reorganization under chapter 11 of the Bankruptcy Code with an alternative plan of reorganization. The Debtors determined, after consulting with their financial and legal advisors, that the transactions contemplated in the Plan would likely result in a distribution of greater value to creditors and stockholders than would a liquidation under chapter 7.

THE DEBTORS BELIEVE THAT THE PLAN AND THE TREATMENT OF CLAIMS AND INTERESTS THEREUNDER IS IN THE BEST INTERESTS OF HOLDERS OF CLAIMS AND INTERESTS, AND PROVIDES FOR A GREATER RETURN THAN UNDER A LIQUIDATION IN CHAPTER 7 AND URGE THAT YOU TIMELY SUBMIT BALLOTS TO ACCEPT THE PLAN.

ARTICLE II

GENERAL INFORMATION REGARDING THE DEBTORS

A.	Overview of the Debtors’ Business

Seahawk is a Delaware corporation incorporated in 2008 and headquartered in Houston, Texas. Each of the other Subsidiary Debtors is a direct or indirect subsidiary of Seahawk. Prior to February 24, 2011, Seahawk’s stock was publicly traded on NASDAQ under the ticker symbol, “HAWK.” Seahawk’s common stock is currently trading over-the-counter on the OTCQB market.

Seahawk and the Subsidiary Debtors, prior to the Closing described herein, operated a jackup rig business that provided contract drilling services to the oil and natural gas exploration and production industry throughout the U.S. Gulf of Mexico. The Debtors contracted with their customers on a dayrate basis to provide rigs and drilling crews. The Debtors’ fleet of mobile offshore drilling rigs consisted of twenty (20) shallow water jackup rigs.

Seahawk’s drilling contracts were awarded through competitive bidding or on a negotiated basis. Contract terms and rates varied depending on competitive conditions, geographical area, geological formation to be drilled, equipment and services to be supplied, on-site drilling conditions and anticipated duration of the work to be performed. Contracts in the U.S. Gulf of Mexico tended to be short-term or well-to-well contracts, whereas contracts in Mexico tended to be on a longer-term basis, usually several months in duration.

Seahawk’s drilling services contracts were performed on a dayrate basis. Under its dayrate contracts, Seahawk charged customers a fixed amount per day regardless of the number of days needed to drill a well. In addition, dayrate contracts usually provide for a reduced dayrate (or lump-sum amount) for mobilizing the rig to the well location or when drilling operations are interrupted or restricted by equipment breakdowns, adverse weather conditions or other conditions beyond Seahawk’s control. A dayrate drilling contract generally covers either the drilling of a single well or group of wells or has a stated term. In some instances, a dayrate contract term may be extended by the customer exercising options for the drilling of additional wells or for an additional length of time at fixed or mutually agreed-upon terms, including dayrates.

After seeking bankruptcy protection, the Debtors obtained authority to sell the majority of their assets to the Purchaser. The Closing of that Bankruptcy Court-approved sale occurred on April 27, 2011. Since the Closing, the Debtors have not been engaged in any active business operations other than activities relating to winding down the business and seeking the confirmation and later implementation of the Plan if it is confirmed by the Bankruptcy Court.

For historical information concerning the Debtors, the Debtors refer to the information Seahawk has filed with the SEC, specifically the documents filed by Seahawk with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934. All documents filed by Seahawk with the SEC may be accessed at www.sec.gov and at Seahawk’s website, www.seahawkdrilling.com. Copies of each filing in this bankruptcy case may be viewed online any time through the Bankruptcy Court’s PACER System at www.txs.uscourts.gov or at the website of the Debtors’ Claims, Notice and Balloting Agent, Kurtzman Carson Consultants, LLC, www.kccllc.net/seahawk.

1.	Seahawk’s customers

Seahawk’s customers primarily consisted of various oil and natural gas producers and drilling service providers.

The drilling market in the United States is strongly influenced by customer expectations of future natural gas prices. Generally, Seahawk’s customers accelerated their drilling programs in higher natural gas price environments and delayed or curtailed their drilling programs when natural gas prices declined. In the current economic and regulatory environment, Seahawk’s customers had curtailed their drilling programs, or been otherwise unable to obtain drilling permits in a timely manner. The Debtors provided services that related to projects with a significant investment requirement as well significant lead time in developing and executing. During 2009 and 2010 there was a significant reduction in the level of operating and capital expenditures in the offshore oil and gas industries that would require the offshore services provided by the Debtors.

2.	Competition in the Contract Drilling Industry

The contract drilling industry is highly competitive. Seahawk’s competition ranged from large international companies to small domestic companies. Demand for contract drilling and related services is influenced by a number of factors, including the current and expected prices of oil and natural gas and the expenditures of oil and natural gas companies for exploration and development of oil and natural gas.4 Demand in the U.S. Gulf of Mexico is particularly driven by natural gas demand and natural gas prices.

Seahawk believed that, prior to the Closing, it was competitive in terms of safety, pricing, performance, equipment, availability of equipment to meet customer needs and availability of experienced, skilled personnel.

Competition for offshore rigs is usually on a global basis, as these rigs are highly mobile and may be moved, at a cost that is sometimes substantial, from one region to another in response to demand. However, Seahawk’s mat-supported jackup rigs had less variable deckload and were less capable than independent leg jackup rigs of managing variable sea floor conditions. As a result, Seahawk’s ability to move rigs to other regions of the world in response to changes in market conditions was limited. A number of Seahawk’s former competitors have jackup fleets with generally higher specification rigs than those in Seahawk’s fleet.

3.	Laws and Regulations Governing Operations in the Gulf of Mexico

The Debtors’ operations included activities that were subject to numerous international, federal, state and local laws and regulations, including the U.S. Oil Pollution Act of 1990, the U.S. Outer Continental Shelf Lands Act, the Comprehensive Environmental Response, Compensation and Liability Act and the International Convention for the Prevention of Pollution from Ships, governing the discharge of materials into the environment or otherwise relating to environmental protection. In certain circumstances, these laws impose strict liability, rendering drilling companies liable for environmental and natural resource damages without regard to negligence or fault. Numerous governmental agencies issue regulations to implement and enforce such laws, which often require difficult and costly compliance measures that carry substantial administrative, civil and criminal penalties or may result in injunctive relief for failure to comply.

There is an increasing focus of local, state, national and international regulatory bodies on greenhouse gas emissions and climate change issues. There is also legislation proposed by United States lawmakers to reduce greenhouse gas emissions, as well as greenhouse gas emissions regulations enacted by the Environmental Protection Agency.

B.	The Spinoff from Pride International

Seahawk is a former subsidiary of Pride International, Inc. (“Pride”). On August 4, 2009, the Board of Directors of Pride approved a plan to separate Pride into two independent, publicly-traded companies (the “Spin-Off”). The separation occurred through the distribution to Pride stockholders of all of the shares of common stock of Seahawk that held, directly or indirectly, the assets and liabilities of Pride’s mat-supported jackup rig business.

4 Demand for drilling services is also dependent on a variety of political and economic factors, including worldwide demand for oil and domestic demand for natural gas, the ability of the Organization of Petroleum Exporting Countries (“OPEC”) to set and maintain production levels and pricing, the level of production of non-OPEC countries and the policies of the various governments regarding exploration and development of their oil and natural gas reserves.

On August 24, 2009 (the “Spin-off Date”), each Pride stockholder received one-fifteenth (1/15) of a share of Seahawk’s common stock for each share of Pride common stock held at the close of business on August 14, 2009. After the Spin-Off, Seahawk became an independent public company and Pride no longer retains any ownership interest in Seahawk, although the two companies are parties to various agreements entered into in connection with the Spin-Off (collectively, the “Pride Agreements”) described below.

1.	The Master Separation Agreement

The Master Separation Agreement between Seahawk and Pride governs the Spin-Off of Pride’s mat-supported jackup rig business, the subsequent distribution of Seahawk shares to Pride stockholders and other matters related to Pride’s relationship with the Debtors. Except for liabilities specifically allocated between the parties under the Master Separation Agreement and other agreements entered into in connection with the Spin-Off, under the Master Separation Agreement, Seahawk, for itself and each of the other Debtors, generally released Pride and its affiliates, agents, successors and assigns, and Pride generally released the Debtors and their affiliates, agents, successors and assigns, from any liabilities between Seahawk or its subsidiaries on the one hand, and Pride or its subsidiaries on the other hand, arising from acts or events occurring on or before the Spin-Off, including acts or events occurring in connection with the separation or distribution. Under the terms of the Master Separation Agreement, the Debtors are generally not permitted to own or operate any rig with a water depth rating of more than 500 feet, subject to certain exceptions. These restrictions were to remain in effect until August 24, 2012, the third anniversary of the Spin-Off.

2.	Transition Services Agreement

Under the Transition Services Agreement between Seahawk and Pride, entered into at the time of the Spin-Off, among other things, Pride was obligated to provide Seahawk with specified support services during a transitional period of up to two (2) years following the Spin-off Date, including specified accounting, treasury, hotline, human resources, information technology systems and purchasing services and office and yard space access, in return for the fees set forth in the Transition Services Agreement. As of December 31, 2009, Seahawk terminated substantially all transition services from Pride under the Transition Services Agreement.

3.	The Tax Sharing Agreement

The Tax Sharing Agreement with Pride, among other things, requires that the Debtors neither take nor fail to take any action that would be inconsistent with or prohibit the Spin-Off and certain related transactions from qualifying for tax-free treatment under Sections 355 and/or 368 of the Internal Revenue Code of 1986.5

5 Such actions include but are not limited to any of the following actions within the two-year period following August 24, 2009, which was the effective date of the Spin-Off: (a) selling all or substantially all of the assets that constitute Seahawk’s mat-supported jackup rig business to any person (other than to Seahawk or to an entity which is and will be wholly owned, directly or indirectly, by Seahawk), (b) transferring any of Seahawk’s or any of its affiliates’ assets in certain transactions described in Section 368(a)(1) of the Code to another entity (other than to Seahawk or to an entity which is and will be wholly owned, directly or indirectly, by Seahawk), (c) transferring all or substantially all of the assets that constitute Seahawk’s mat-supported jackup rig business in a transaction

Under the terms of the tax sharing agreement, in the event that the Spin-Off and/or certain related transactions were to fail to qualify for tax-free treatment, Seahawk would generally be responsible for 50% of the tax resulting from such failure. However, if the Spin-Off and/or certain related transactions were to fail to qualify for tax-free treatment because of certain actions or failures to act by Seahawk or by Pride, the party taking or failing to take such actions would be responsible for all of the tax resulting from such failure.

The Debtors have obligations to indemnify Pride and its subsidiaries, officers and directors under the Tax Sharing Agreement that are not limited by any maximum amount.

4.	The Tax Support Agreement

Pursuant to the Tax Support Agreement between Seahawk and Pride, entered into at the time of the Spin-Off, Pride has agreed to provide a guarantee or indemnity in favor of the issuer of any surety bonds or other collateral issued for the account of Seahawk or any of its subsidiaries, including non-Debtor subsidiaries,6 in respect of certain tax assessments for tax years 2001 through 2004 by the government of Mexico made prior to the Spin-Off Date, to the extent requested by Seahawk.

Throughout the term of the tax appeal bonds, and pursuant to the Tax Support Agreement, Seahawk was to pay Pride a fee based on the credit support provided. Seahawk is not obligated to utilize Pride’s credit support for the provision of surety bonds or other collateral. Further, the Tax Support Agreement with Pride does not obligate Pride to guarantee or indemnify the issuer of any surety bonds or other collateral issued in respect of future tax assessments.

C.	Board Members and Management of the Debtors

The current members of Seahawk’s Board of Directors are: Franklin Myers, John T. Nesser, III, and Edmund P. Segner, III. The current senior management group of Seahawk includes James R. (Jim) Easter, President and Chief Executive Officer of Seahawk and President of each of the subsidiaries.

described in Sections 351 or 721 of the Code (other than to a corporation or partnership which is and will be wholly owned, directly or indirectly, by Seahawk), (d) issuing stock of Seahawk or any affiliate (or any instrument that is convertible or exchangeable into any such stock) except in certain permitted cases relating to employee compensation, (e) facilitating or otherwise participating in any acquisition (or deemed acquisition) of Seahawk’s stock that would result in any shareholder or certain groups of shareholders owning or being deemed to own 40% or more (by vote or value) of Seahawk’s outstanding stock, and (f) redeeming or otherwise repurchasing any of Seahawk’s stock except in certain permitted cases and subject to certain limits; provided, however, that Seahawk can take one or more of the foregoing actions if (a) Seahawk obtains an opinion from counsel that such action will not adversely affect the tax consequences of the Spin-Off and certain related transactions or (b) Seahawk provides Pride with suitable financial security sufficient to cover any and all taxes that may arise from taking such action.

6 Certain of the Debtors own non-Debtor U.S. subsidiaries that, in turn, own certain subsidiaries organized under Mexican law that are not Debtors in these bankruptcy cases. These non-Debtor U.S. and Mexican subsidiaries do not have significant assets. The Debtors’ equity interests in these non-Debtor subsidiaries are Excluded Assets under the APA. Under the Plan, ownership of these subsidiaries will revest in the Reorganized Debtors and be transferred to the Liquidating Trust. The non-Debtor subsidiaries will be dissolved or otherwise liquidated by the Liquidating Trustee prior to the termination of the Liquidating Trust.

Since the Petition Date, the Debtors paid all current wages and benefits to the Debtors executives. However, some of the Debtors’ former executives have remaining unpaid claims for change-in-control payments as well as payments under the Debtors’ pre-petition Senior Executive and Key Employee Incentive Program.

Mr. Easter and five former members of the Debtors’ management team filed proofs of claim with the Claims Agent seeking payment of approximately $12.4 million, including for payments due under employment contracts with the Debtors. The Debtors believe that each of these claims should be allowed in the amounts filed. Pursuant to an agreed order entered by the Bankruptcy Court, Mr. Easter has agreed to limit his recovery on the proofs of claim he filed against the Debtors to a total of $800,000. The Committees have indicated that they intend to object to the claims filed by the Debtors’ former executives other than Mr. Easter pursuant to the provisions of section 502(b)(7) of the Bankruptcy Code.

D.	Employees of the Debtors

As of the Petition Date, the Debtors’ collective workforce consisted of approximately 505 employees. Immediately prior to the Closing, the Debtors employed approximately 475 employees - 431 offshore and 44 onshore. Of the shore-based employees, most worked at the corporate headquarters in Houston, Texas; and fewer than twenty employees worked either at Debtors’ warehouse in Broussard, Louisiana or an office in Houma, Louisiana. The number of offshore employees fluctuated depending on rig utilization. None of the Debtors’ employees were or are subject to collective bargaining agreements.

After the Closing at which the Debtors’ assets were sold to pursuant to the APA described herein, the Debtors’ collective workforce consisted of approximately 18 onshore based employees and contractors.

The Debtors are unaware of any unpaid wages, bonus or benefits due and owing to their current and former employees.

E.	Events Leading to Bankruptcy Filing

1.	The Global Financial Crisis

Beginning in mid-2008, the demand for drilling services declined because of the global financial crisis, declining prices of crude oil and natural gas and deteriorating worldwide economic conditions. The worldwide financial recession and credit crisis that began in mid-2008 has reduced the availability of liquidity and credit to fund the continuation and expansion of industrial business operations worldwide. The shortage of liquidity and credit, combined with substantial losses in worldwide equity markets, led to an extended worldwide economic recession. This credit crisis and the related instability in the global financial system have had an impact on Seahawk’s business and financial condition. The decline in the United States jackup rig market since 2009 has been one of the sharpest downturns for domestic jackup rig activity over the past thirty (30) years.

2.	The Drilling Moratorium

On April 20, 2010, the demand for offshore drilling services in the Gulf of Mexico was further negatively impacted by BP’s Macondo well blowout, prompting the U.S. Government to effect a moratorium on all U.S. offshore drilling.7 On May 26, 2010, the moratorium on U.S. Gulf of Mexico drilling in waters less than 500 feet deep was lifted. Subsequently, in November 2010, the deep water moratorium was also lifted. However, since the Macondo incident, few new drilling permits for deep or shallow water have been issued. Additionally, the Debtor’s customers were experiencing delays in the issuance of drilling permits and were facing an uncertain regulatory and cost environment.

Adding to the uncertainty in the industry are the additional regulatory and/or legislative requirements that may be enacted in the future by state and federal authorities. Many of Seahawk’s customers were smaller, independent companies that may be more vulnerable to the adverse impacts of these proposed regulations and/or legislative requirements and their ability to conduct business in the U.S. Gulf of Mexico may therefore be more adversely affected than larger more diversified exploration and production companies.

3.	The Debtors’ Contracts with PEMEX

The national oil company in Mexico, Pemex Exploración y Producción (“PEMEX”) accounted for 72% of the Debtors’ total revenue for 2009. PEMEX subsequently determined that it would no longer contract for drilling operations using mat-supported jackup rigs, such as those owned and operated by the Debtors. By the end of February 2010, the Debtors completed their last contract with PEMEX. The Debtors and PEMEX have not entered into any further drilling contracts. Since February 2010, the Debtors have not operated any rigs in Mexican waters.

4.	Exploration of Strategic Alternatives

As a result of these factors, the Debtors’ active rig count averaged five to seven from August 2009 to March 2010, and the Debtors’ active rig count declined to three working rigs during October 2010.8 The combined impact of these events, together with negative cash flows throughout 2009 and 2010, stressed the Debtors’ liquidity. Seahawk’s management and board of directors closely monitored the impact of these conditions and evaluated potential alternatives to address and improve those conditions with the assistance of their financial advisor, Alvarez & Marsal North America, LLC (“A&M”).

In November 2010, Seahawk publicly announced that its board of directors initiated a process to explore and consider possible strategic alternatives which included: transactions involving additional funding, recapitalizations, sales of assets, or a sale or merger of Seahawk. Seahawk’s board of directors, through its finance committee with regular and substantial board participation, oversaw the process along with its retained transaction advisor, Simmons & Company International (“Simmons”), which utilized a solicitation process that included targeting

7 The Debtors filed separate claims for damages against BP and Transocean relating to the Macondo well blowout.

8 As of the Petition Date, Debtors were operating seven rigs.

and contacting over 100 potential parties, including potential merger partners, strategic and financial parties and private equity plays.

In December 2010, after evaluating the offers it received from various interested parties, the Debtors entered into a letter of intent and exclusive negotiations with a financial buyer. However, in late January 2011, negotiations on finalizing the contemplated asset purchase transaction with this buyer broke down when the proposed purchaser submitted a series of unacceptable revised proposals. Thereafter, the Debtors terminated the letter of intent and authorized Simmons to contact parties that had previously expressed interest in acquiring Seahawk. Simmons thereafter sent follow-up information packages to these companies, including updated financials, draft asset purchase agreements and other ancillary documentation and requested that they respond by January 28, 2011. On or before January 28, 2011, Simmons had received proposals from Hercules Offshore, Inc. (“Hercules”) and one other bidder.

In February of 2011, after evaluating the indications of interest and potential offers received from the interested parties, the Debtors ultimately entered into an Asset Purchase Agreement (the “APA”) with Hercules. The executed APA contemplated the acquisition by Hercules and one or more of its subsidiaries (collectively, the “Purchaser”) of substantially all of the assets and jackup rigs of the Debtors (the “Purchased Assets”) through a sale pursuant to section 363 of the Bankruptcy Code. The sale was approved by the Bankruptcy Court and Closing of the transactions contemplated by the APA took place on April 27, 2011, and is described in more detail below.

5.	Filing of the Debtor’s Chapter 11 Cases

The Debtors filed their respective voluntary petitions for relief under chapter 11 of the Bankruptcy Code on February 11, 2011 (the “Petition Date”) in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division.

The Debtors sought chapter 11 protection in order to protect and preserve their going concern value and to facilitate a prompt sale of substantially all of their assets for the benefit of all stakeholders. The Debtors have determined that their proposed Plan is the best alternative to ensure that the maximum value of their assets will inure to the benefit of all of their creditors and interestholders.

ARTICLE III

ASSETS AND LIABILITIES OF THE DEBTORS

A.	The Debtors’ Assets

The Debtors’ assets as of the Petition Date are set forth in the Schedules of Assets and Liabilities (the “Schedules”) filed February 19, 2011,9 and reference should be made thereto for information concerning such assets as of the Petition Date. Copies of the Debtors’ Schedules and any amendments thereto filed in this bankruptcy case may be viewed online at any time

9 On March 14, 2011, three of the Debtors, Seahawk Drilling, Inc., Energy Supply International LLC and Seahawk Drilling LLC filed amended schedules of assets and liabilities. On April 21, 2011, all of the Debtors, except Seahawk Drilling USA, LLC, filed further amended schedules of assets and liabilities.

through the Bankruptcy Court’s PACER System at www.txs.uscourts.gov or at the website of the Debtors’ Claims, Notice and Balloting Agent, Kurtzman Carson Consultants, LLC, www.kccllc.net/seahawk.

The Schedules filed by the Debtors in their respective bankruptcy cases included intercompany receivables between and amongst the Debtors. The Plan provides that all such inter-Debtor payables and receivables will be cancelled on the Effective Date.

After the Closing of the sale to the Purchaser, the Debtors’ assets now consist of (i) the proceeds of the sale, including Hercules Common Stock which is being held for the benefit of the Debtors by the Escrow Agent, (ii) the assets excluded from the sale to Purchaser under the terms of the APA, including without limitation the claims against Pride and Avoidance Actions and (iii) the proceeds of the Wind Down DIP Financing described below.

B.	The Debtors’ Pre-Petition Liabilities

1.	Secured Revolving Credit Facility

On August 4, 2009, Seahawk and certain other Debtors entered into a revolving credit facility, as amended, with a group of lenders (the “Revolving Note Lenders”) that was to mature on September 30, 2011.

The Debtors, with the approval of the Bankruptcy Court, used funds from the First DIP Financing Agreement, described below, to pay the Revolving Note Lenders in full in the early days of these bankruptcy cases.

2.	Liabilities Scheduled by the Debtors

The Debtors’ liabilities as of the Petition Date are set forth in the Schedules of Assets and Liabilities filed February 19, 2011,9 and reference should be made thereto for information concerning such liabilities as of the Petition Date. Copies of the Debtors’ Schedules and any amendments thereto filed in this bankruptcy case may be viewed online at any time through the Bankruptcy Court’s PACER System at www.txs.uscourts.gov or at the website of the Debtors’ Claims, Notice and Balloting Agent, www.kccllc.net/seahawk.

The Schedules filed by the Debtors in their respective bankruptcy cases included intercompany payables between and amongst the Debtors. The Plan provides that all such inter-Debtor payables and receivables will be cancelled on the Effective Date. The liabilities of the Debtors to third parties on the Petition Date that would be reflected on the Schedules if all such inter-Debtor claims were netted, would be approximately $56,074,200 on a consolidated basis.

The Claims for rejection of Executory Contracts and Unexpired Leases are estimated to be approximately $1,500,000. Certain of Debtors’ officers have Claims arising under their employment agreements for severance totaling approximately $12.4 million.

3.	Mexican Tax Assessments

Prior to February 2010, certain non-Debtor subsidiaries of Seahawk had rig operations in Mexico (“Mexican Subsidiaries”). The Mexican Subsidiaries are wholly owned by the Debtors, currently have limited assets and are not debtors in these chapter 11 cases. Since July 2006, the Mexican Subsidiaries have received eight (8) tax assessments from the Mexican tax authorities totaling approximately $145 million. The assessments contest the Mexican Subsidiaries’ right to claim certain deductions in their tax returns for the tax years 2001 through 2006.

The Mexican Subsidiaries have administratively appealed with the Mexican taxing authorities or are contesting in Mexican tax court all assessments. The Mexican Subsidiaries have provided collateralization required by the Mexican taxing authorities for four (4) of these assessments represented by letters of credit posted by Pride on behalf of the Mexican Subsidiaries, approximating $48 million in the aggregate. In November 2009, a favorable ruling was received for one contested case approximating $6 million in which the court ruled in the Mexican Subsidiaries’ favor on the primary issue that is in dispute for all assessments in the Mexican court system; however, Mexican tax authorities have appealed the decision. In December 2010, the Mexican Subsidiaries received a partially unfavorable decision on the appeal and the case was returned to the lower court for further deliberation. In August 2010, the Mexican Subsidiaries received an unfavorable ruling for a contested case worth approximately $21 million in which the court ruled in the Mexican tax authority’s favor on the same issue. Seahawk believes the court that issued the unfavorable ruling did not take into consideration key expert witness testimony. The Mexican Subsidiaries have appealed the decision and expect to prevail on appeal. The other contested cases are at different stages in administrative appeal process or tax court system. Final resolution is not expected on any of the assessments is not expected prior to February 2012.

While under administrative appeal there is no requirement to provide any guarantees or collateral in support of the assessment. Under Mexican law, generally, there is a requirement to provide a suitable guarantee or collateral against contested tax liabilities when an assessment has failed to be overturned in the administrative appeal process, regardless of the option to pursue a tax court ruling to overturn the assessment. If a suitable guarantee or collateral is not provided when due, the Mexican tax authority is entitled to certain collection activities against the assessed subsidiary. Seahawk believes that the Mexican tax authority does not have the authority to collect assets of subsidiaries that have not been assessed. In any case, the corporate veil is respected under Mexican law and the Debtors do not have any material assets in the currently assessed subsidiaries. In May 2011, an unfavorable decision was received in an administrative appeal by one of the Mexican Subsidiaries for an assessment in the amount of $4.5 million related to the 2006 tax year. As such, an additional letter of credit in the amount of the assessment will be required by the Mexican taxing authorities at some point.

Pursuant to the Tax Sharing Agreement between Seahawk and Pride entered into at the time of the Spin-Off, Seahawk is required to indemnify Pride for tax assessments from the Mexican government with respect to any tax years that ended on or before December 31, 2008.

Seahawk anticipates that the Mexican tax authorities may make additional assessments contesting similar deductions for other open tax years. If the tax authorities were to apply a similar methodology on the primary issue in the disputes over the remaining open tax years, the total amount of incremental future tax assessments is estimated to be approximately $85 million. None of the non-Debtor subsidiaries that are subject to such assessments have any material assets.

Pursuant to the Tax Support Agreement between Seahawk and Pride entered into at the time of the Spin Off from Pride, Pride agreed to provide a guarantee or indemnity in favor of the issuer of any surety bonds or other collateral issued for the account of Seahawk or any of its subsidiaries in respect of the Mexican tax assessments for tax years 2001 through 2004 made prior to the Spin Off Date to the extent requested by Seahawk. In October 2010, Pride provided substitute collateral for all of the tax appeal bonds posted for the contested tax assessments.

On February 9, 2011, Pride delivered to Seahawk a notice of default demanding payment of amounts Pride alleged it was owed under the Tax Support Agreement as of that date for: (a) $720,082 in accrued but unpaid credit support fees and past due letter of credit fees and charges, and (b) U.S. Dollars equal to MXN 600,136,853.00, calculated at the exchange rate applicable upon the date of payment, to cash collateralize Pride’s credit support exposure, as required under Section 3.2 of the Tax Support Agreement.

4.	Indemnity for Pride’s FCPA Investigation

The Audit Committee of Pride’s Board of Directors, through independent outside counsel, has undertaken an investigation of potential violations of the United States Foreign Corrupt Practices Act (“FCPA”) in several of its international operations. With respect to Pride’s Mexico operations, the investigation has found evidence suggesting that payments, which may violate the FCPA, were made to government officials in Mexico aggregating less than $150,000.

The evidence to date regarding these payments suggests that payments were made beginning in 2002 through early 2006 (a) to one or more government officials in Mexico in connection with the clearing of a jackup rig and equipment through customs, the movement of personnel through immigration or the acceptance of a jackup rig under a drilling contract; and (b) with respect to the potentially improper entertainment of government officials in Mexico. Pride has voluntarily disclosed information found in the investigation to the Department of Justice (“DOJ”) and the SEC. In the third quarter of 2010, Pride settled with the DOJ and the SEC and paid a total of $56.2 million in fines and penalties. However, the Debtors were not a party to nor were they involved in any of the discussions with the DOJ or the SEC.

However, despite this settlement the Debtors still do not have sufficient information to predict what, if any, actions may be taken by any other applicable governmental authorities, or customers. Pursuant to the Master Separation Agreement, Seahawk and its subsidiaries are responsible for any liabilities, costs or expenses related to, arising out of, or resulting from Pride’s current FCPA investigation to the extent related to Pride’s and Seahawk’s historical operations in Mexico (subject to certain exceptions) except that Seahawk’s and its subsidaries’ responsibility for fines, penalties or profit disgorgement payable to the U.S. government will not exceed $1 million. Pre-petition, Pride sent Seahawk an invoice for $1 million relating to the FCPA investigation. Seahawk recognized an indemnity obligation to Pride of approximately

$0.3 million. In the event that a disposition includes the appointment of a compliance monitor or consultant or any similar remedy for Seahawk, Seahawk may be responsible for the costs associated with such monitor, consultant or similar remedy.

5.	Claim of Blake

The Claim of Blake arises out of Rig Lease Agreements for 2008-2009 wherein Blake leased certain modular offshore rigs to Seahawk and its related entities, which in turn operated the rigs and performed drilling operations for PEMEX. Blake’s claim against Seahawk is for rent it asserts is due Blake under the Rig Lease Agreements plus interest, costs, and attorneys’ fees. Blake has asserted that it is owed $9,996,400 on its Claim. The Debtors dispute Blake’s Claim.

C.	Preferences, Fraudulent Transfers and Other Avoidance Actions

Under section 547 of the Bankruptcy Code, a debtor’s bankruptcy estate may recover certain preferential transfers of property, including cash, made while insolvent during the 90 days immediately prior to the filing of its bankruptcy petition with respect to pre-existing debts, to the extent the transferee received more than it would have in respect of the pre-existing debt had the debtor been liquidated under chapter 7 of the Bankruptcy Code. In the case of “insiders,” the Bankruptcy Code provides for a one (1) year preference period.

There are certain defenses to preference recoveries. Transfers made in the ordinary course of the debtor’s and transferee’s business according to the ordinary business terms in respect of debts less than 90 days before the filing of a bankruptcy are not recoverable. Additionally, if the transferee extended credit subsequent to the transfer (and prior to the commencement of the bankruptcy case), such extension of credit may constitute a defense to recovery, to the extent of any new value, against an otherwise recoverable transfer of property. If a transfer is recovered by the estate, the transferee has an Unsecured Claim against the debtor to the extent of the recovery.

The Debtors’ Statements of Financial Affairs list potentially preferential transfers made within the preference period. Copies of each Debtors’ Statement of Financial Affairs Schedules and any amendments thereto filed in this bankruptcy case may be viewed online any time through the Bankruptcy Court’s PACER System at www.txs.uscourts.gov or at the website of the Debtors’ Claims, Notice and Balloting Agent, Kurtzman Carson Consultants, LLC, www.kccllc.net/seahawk. The Debtors have not yet analyzed whether any of these payments are preferences (within the meaning of the Bankruptcy Code) or whether the recipients of such payments would have a defense to a preference action, if commenced. Creditors should be aware that payments received within the preference period may be recoverable in a subsequent action by the Debtors’ Estate.

Under section 548 of the Bankruptcy Code and various state laws, a debtor may recover certain prepetition transfers of property, including the grant of a security interest in property, made while insolvent to the extent the debtor receives less than fair value for such property. In addition, avoidance actions exist under sections 544, 545, 549 and 553(b) of the Bankruptcy Code that allow a debtor to avoid and/or recover certain property. As of the date of the distribution of this Disclosure Statement, the Debtors have not yet estimated the potential recovery from the prosecution of their Avoidance Actions. Under the Plan, the Avoidance Actions belonging to the Debtors’ estates are specifically reserved and the Liquidating Trustee will have the authority as a representative of the Estates to investigate and prosecute all such Avoidance Actions in accordance with section 1123(b)(3) of the Bankruptcy Code.

ARTICLE IV

POST-BANKRUPTCY OPERATIONS AND SIGNIFICANT EVENTS

A.	Post-Bankruptcy Operations

After the Petition Date, the Debtors continued to operate and manage their business and properties in the normal course as debtors-in-possession pursuant to Bankruptcy Code sections 1107 and 1108. The Debtors have generally been paying post-petition operating expenses as they become due.

After seeking bankruptcy protection, the Debtors sought authority to sell the majority of their assets to the Purchaser. The Closing of that Bankruptcy Court-approved sale occurred on April 27, 2011. After the Closing, the Debtors have not been engaged in active business operations other than activities relating to the wind down of the business and seeking the confirmation and later implementation of the Plan if it is confirmed by the Bankruptcy Court.

B.	Significant Events and Orders Entered During the Case

1.	Joint Administration

On February 14, 2011, the Bankruptcy Court entered an order granting motion for joint administration of the chapter 11 cases of Seahawk and the Subsidiary Debtors [Dkt. No. 38] and also designated these cases as “complex” chapter 11 cases under the Bankruptcy Local Rules [Dkt. No. 52].

2.	The First Debtor-in-Possession Financing Agreement

On February 15, 2011, the Bankruptcy Court entered an order approving, on an interim basis, the Debtors’ entry into a post-petition debtor-in-possession credit agreement (the “First DIP Financing Agreement”) with D. E. Shaw Direct Capital Portfolios, L.L.C. (the “First DIP Lender”) [Dkt. No. 54]. On March 11, 2011, the Bankruptcy Court entered a Final Order Authorizing Debtor-in-Possession Financing [Dkt. No. 295].

Under that agreement, the Debtors’ assets were subject to a lien granted in favor of the First DIP Lender and their use of the remaining loan proceeds was subject to a budget approved by the Bankruptcy Court. The Debtors, with the approval of the Bankruptcy Court, used funds loaned under the First DIP Financing Agreement to pay the Debtors’ pre-petition Revolving Note Lenders in full and certain employee related obligations described below.

As contemplated in the First DIP Financing Agreement and approved by the Bankruptcy Court, the First DIP Lender was paid in full at the Closing from the proceeds of the sale of Debtors’ assets to the Purchaser.

3.	The Wind Down Debtor-in-Possession Financing Agreement

On April 25, 2011, the Debtors obtained interim approval from the Bankruptcy Court to enter into a second post-petition debtor-in-possession credit agreement (the “Wind Down DIP Financing Agreement”) with Hayman Capital Master Fund, L.P. (the “Wind Down DIP Lender”) authorizing Debtors to borrow a total of $14,250,000 in two tranches. The order approving the Wind Down DIP Financing Agreement [Dkt. No. 635] contains a description of its terms. A complete copy of the agreement is attached to the Debtors’ motion seeking the approval of the Wind Down DIP Financing Agreement. [Dkt. No. 634]. A brief summary of the terms is set forth below.

The proceeds of the Wind Down DIP Financing Agreement are to be used for the wind down of the bankruptcy estates and the administration of claims and distributions pursuant to the Plan. Pursuant to the terms of the Wind Down DIP Financing Agreement, immediately after the Closing, the Debtors borrowed the first tranche of $5,750,000 and, after the Bankruptcy Court entered a final order approving the agreement on May 10, 2011, the Debtors borrowed the second tranche of $8,500,000.

The Wind Down DIP Financing Agreement is secured by a grant of a first priority lien on the assets of the Debtors, including the Hercules Common Stock. The Wind Down DIP Lender has also been granted a superpriority administrative expense claim pursuant to section 364(c)(1) of the Bankrutpcy Code. The Wind Down DIP Financing Agreement is payable on the earlier of two (2) business days after the Effective Date of the Plan or January 31, 2012, and will be paid with shares of Hercules Common Stock.

4.	Employee Matters

On February 15, 2011, the Bankruptcy Court entered an order [Dkt. No. 47] (“the Employee Benefit Order”) approving the Debtors’ Emergency Motion for Order (I) Authorizing Debtors to Pay Pre-petition Employee Wages, Salaries, Reimbursable Employee Expenses, Employee Benefits and Other Obligations and (II) Directing All Banks to Honor Certain Related Prepetition Transfers. [Dkt. No. 15] Pursuant to the Employee Benefit Order, the Debtors were authorized, among other things, to pay up to a total of $2.2 million to non-insider employees under the Debtors’ pre-petition long term incentive program and pre-petition severance program. In the week following the entry of the Employee Benefit Order, the Debtors used $2,148,509 of the funds loaned under the First DIP Financing Agreement to make these authorized payments to employees.

5.	Sale of Substantially All of the Debtor’s Assets

On February 12, 2011, the Debtors filed a motion to sell substantially all the Debtors’ assets to the Purchaser pursuant to the APA.

Pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), Purchaser and Seahawk were required to submit premerger notification filings to the Federal Trade Commission (“FTC”) and the Antitrust Division of the Department of Justice (“DOJ”) and observe a mandatory waiting period before consummating the transaction. On

March 30, 2011 the FTC and DOJ granted early termination of the waiting period under the HSR Act, thereby ending the HSR waiting period for the proposed transaction.

On April 5, 2011, the Bankruptcy Court entered an order approving the sale of the Purchased Assets to the Purchaser free and clear of liens, claims and encumbrances pursuant to section 363(f) of the Bankruptcy Code. The Closing of the sale transaction took place on April 27, 2011.

The aggregate consideration received by the Debtors for the Purchased Assets at the Closing was (a) 22,321,425 shares of Hercules Common Stock plus (b) cash in an amount equal to $25,000,012, subject to certain post-closing adjustments.

6.	Proof of Claim Bar Date

On March 8, 2011, the Court established April 22, 2011 as the last date for holders of Claims to file proofs of claim, except Governmental Units which have until August 10, 2011 to file proofs of claim [Dkt. No. 227].

7.	Appointment of the Official Committee of Unsecured Creditors

On February 24, 2011, the United States Trustee appointed an Official Joint Committee of Unsecured Creditors (the “Creditors’ Committee”) in these chapter 11 cases, which was composed of the following parties:

Brian C. Voegele Pride International, Inc. 5847 San Felipe Street, Ste. 3300 Houston, TX 77057 Telephone: (713)789-1400 Email: bvoegele@prideinternational.com	Mr. Chris Dooley Dooley Tackaberry, Inc. 1515 W. 13th Street Deer Park, TX 77536 Telephone: (713)427-3127 E-mail: chris.dooley@dtihome.com

Celena Rousse, Sr. V.P., Chairperson Offshore Towing, Inc. 11812 Hwy. 308 Larose, LA 70373 Telephone: (985)798-7831 E-mail: celena@offshoretowing.com

8.	Appointment of the Committee of Equity Security Holders

On February 24, 2011, the United States Trustee appointed a Committee of Equity Security Holders (the “Equity Committee”) in these chapter 11 cases, which was composed of the following parties:

Hal Goldstein MHR Fund Management, L.L.C. 40 West 57th Street, 24th Floor New York, New York 10019 Telephone: (212)262-0005 Email: hgoldstein@mhrfund.com	Peter J. Sakon - Chairperson HSBC Distressed Opportunities Fund 452 Fifth Avenue, 18th Floor New York, New York 10018 Telephone: (212)525-6780 Email: peter.j.sakon@us.hsbc.com

John Symington General Counsel Seadrill Americas Inc. 11210 Equity Drive, Suite 150 Houston, TX 77041-8242 Telephone: (713)329-1164 E-mail: john.symington@seadrill.com	Naveen Bhatia The Keffi Group 500 Fifth Avenue 44th Floor New York, New York 10110 Telephone: (212)935-5551 Email: naveenbhatia1@gmail.com

Jeff Cate Hayman Capital Management, L.P. 2101 Cedar Springs Road, Suite 1400 Dallas, TX 75201 Telephone: (214)347-4186 E-mail: jc@haymancapital.com

After negotiations for the Wind Down DIP Financing Agreement began, Hayman Capital Master Fund, L.P. resigned its position on the Equity Committee.

C.	Professional Fees and Expenses

1.	Professionals Employed by the Debtor

Pursuant to orders entered by the Bankruptcy Court, the Debtor has retained the following professionals to represent them in this chapter 11 case:

Name	Description of Services
Fulbright & Jaworski L.L.P.	General bankruptcy counsel to the Debtors
Jordan, Hyden, Womble, Culbreth & Holzer, P.C.	Co-counsel to the Debtors
Alvarez & Marsal	Financial consultants for the Debtors
Simmons & Company International	Transaction advisors for the Debtors
Kurtzman Carson Consultants	Claims and noticing agent for the Debtors

2.	Professionals Employed by the Official Committee of Unsecured Creditors

The Creditors Committee has retained the following professionals to represent its interests in this chapter 11 case:

Name	Description of Services
Heller, Draper, Hayden, Patrick & Horn, P.C.	Legal Counsel

3.	Professionals Employed by the Committee of Equity Security Holders

The Equity Committee has retained the following professionals to represent its interests in this chapter 11 case:

Name	Description of Services
Akin Gump Strauss Hauer & Feld LLP	Counsel to the Equity Committee
Duff & Phelps Securities, LLC	Financial Advisors

4.	Professional Fees and Expenses

An estimation of the professional fees and expenses that will be incurred throughout the rest of the chapter 11 cases is also set forth in Exhibit C.

ARTICLE V

SUMMARY OF THE DEBTOR’S PLAN OF REORGANIZATION

A.	General Structure of the Plan

The Plan generally provides for the payment in full of all Allowed Claims of all Classes of creditors and a pro rata distribution of any remaining assets of the Debtors to holders of Interests (Seahawk’s stockholders). The Plan sets forth the mechanism for the distribution to holders of Allowed Claims and holders of Interests of (i) the proceeds from the sale of substantially all of the Debtors’ assets to the Purchaser and (ii) the liquidation and distribution of the Excluded Assets. The Plan also takes into account that, at or shortly after the Closing of the transaction with the Purchaser (i) the First DIP Financing Agreement was paid in full, (ii) Purchaser assumed liability for approximately $10.45 million in current accounts payable of, and accruals for goods and services received by, Debtors as of the Closing Date attributable to the Purchased Assets, and (iii) cure claims of approximately $1.5 million relating to contracts assumed by the Debtors and assigned to the Purchaser were paid from the sale proceeds. In addition, the APA provided that, as part of the consideration for the transaction, effective as of the Closing, the Purchaser provided, or caused to be provided, continuation health coverage for any of Debtors’ employees who were not hired by Hercules as required under, and in accordance with COBRA.10

After the Closing, the Debtors retained cash, including proceeds of the Wind Down DIP Financing Agreement, and other Excluded Assets and the Escrow Agent holds the Hercules Common Stock on behalf of the Debtors for later Distribution to creditors and stockholders in exchange for their Allowed Claims and Interests in accordance with the Plan. On the Effective Date, the Cash, other Excluded Assets and the Debtors’ ownership of the Hercules Common Stock (held for their benefit by the Escrow Agent) shall vest in the Reorganized Debtors. Also on the Effective Date, the Debtors shall continue their individual corporate existence but all existing common stock of Seahawk will be cancelled and new shares issued to the Liquidating Trust. On the Distribution Record Date a register of the owners of Interests in Seahawk will be prepared for use in making Distributions to holders of such Interests after all Allowed Claims have been paid in full.

The Plan provides for the creation of a Liquidating Trust on the Effective Date to which the assets of the Debtors will be transferred with the exception of the Hercules Common Stock which will continue to be held by the Escrow Agent for the benefit of the Reorganized Debtors (the “Liquidating Trust Assets”) and for a Liquidating Trustee to administer those assets, including prosecuting Causes of Action for the benefit of creditors and stockholders. The beneficiaries of the Liquidating Trust will be the holders of Allowed Claims and Allowed Interests. The Liquidating Trustee will have the authority to resolve issues regarding the Allowance of Claims and, in conjunction with the Escrow Agent on behalf of the Reorganized Debtors, will make Distributions to holders of Allowed Claims and Allowed Interests in accordance with the Plan.

B.	Classification of Claims and Interests

All Claims and Interests, except for Administrative Claims and Priority Tax Claims, are placed in the Classes as set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified.

A Claim or Interest is placed in a particular Class only to the extent the Claim or Interest falls within the description of that Class and classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class only for the purpose of voting on, and receiving distributions pursuant to, the Plan to the extent such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date.

10 None of the Debtors sponsor a defined benefit pension plan or are members of a controlled group, as that term is defined in 29 U.S.C. § 1301(a)(14), that is responsible for such a pension plan.

Under the Plan, Claims and Interests are classified as follows:

Class	Description	Status	Voting Rights
Class 1	Secured Tax Claims	Unimpaired	Not Entitled to Vote
Class 2	Other Secured Claims	Impaired	Entitled to Vote
Class 3	Priority Non-Tax Claims	Impaired	Entitled to Vote
Class 4	General Unsecured Claims	Impaired	Entitled to Vote
Class 5	Litigation and Other Contingent Unsecured Claims	Impaired	Entitled to Vote
Class 6	Disputed Pride Claims	Impaired	Entitled to Vote
Class 7	Subordinated Claims	Impaired	Entitled to Vote
Class 8	Interests	Impaired	Entitled to Vote

C.	Summary of Proposed Distributions Under the Plan

Certain Claims, including Priority Tax Claims and Administrative Claims, are not classified under the Plan, are not entitled to vote on the Plan, and will receive in full satisfaction, release and settlement of such Claims: (i) Cash equal to the unpaid portion of such Allowed Administrative or Priority Tax Claim; (ii) treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code, (iii) in the case of the Allowed Administrative Claim of Hayman Capital Master Fund, L.P., the distribution of Hercules Common Stock or Cash pursuant to this Plan on the date and in the amount determined pursuant to the terms of the Wind Down DIP Agreement or (iv) such other treatment as agreed to in writing by the Debtors or the Liquidating Trustee and the holder of such Allowed Administrative Claim or Priority Tax Claim; provided, however, that holders of Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during these Cases will be paid in the ordinary course of business in accordance with the terms and conditions of any written agreement relating thereto.

The table below summarizes the classification and treatment of the prepetition Claims and Interests under the Plan. This summary is qualified in its entirety by reference to the provisions of the Plan.

Class	Type of Claim or Equity Interest	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Percentage of Recovery under the Plan
1	Secured Tax Claims	$300,000	Allowed Secured Tax claims will receive (i) Cash equal to the due and unpaid portion of such Allowed Secured Tax Claim or (ii) such other treatment as agreed to in writing by the holder of the Class 1 Allowed Secured Tax Claim and the Debtors or the Liquidating Trustee	100%

Class	Type of Claim or Equity Interest	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Percentage of Recovery under the Plan
2	Other Secured Claims	$0

Allowed Other Secured Claims, if any, will receive (i) turnover of the collateral securing such Allowed Other Secured Claim, (ii) Hercules Common Stock in an amount equal to the outstanding principal amount of the Allowed Secured portion of such Other Secured Claim plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate[11], and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Other Secured Claim is paid in full, or (iii) such other treatment as agreed to in writing by the holder of an Allowed Other Secured Claim and the Debtors or the Liquidating Trustee. Any unsecured deficiency remaining after the treatment of an Allowed Other Secured Claim under this article 5.1(b) will be treated as a Class 4 Claim.

				100%
3	Priority Non-Tax Claims	$180,000

Allowed Priority Non-Tax Claims will receive either (i) on, or as soon as reasonably practicable thereafter, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, a Distribution of Hercules Common Stock equal to the due and unpaid portion of such Allowed Claim, plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Claim is paid in

				100%

11 The Plan Rate of interest is 4% per annum and applies only in the absence of a contractual rate of interest.

Class	Type of Claim or Equity Interest	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Percentage of Recovery under the Plan
full, or (ii) such other treatment as agreed to in writing by the holder of an Allowed Priority Non-Tax Claim and the Debtors or the Liquidating Trustee.
4	General Unsecured Claims	$16 million – $18 million

Allowed General Unsecured Claims will receive either (i) on, or as soon as reasonably practicable thereafter, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, a Distribution of Hercules Common Stock equal to the due and unpaid portion of such Allowed Claim, plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Claim is paid in full, or (ii) such other treatment as agreed to in writing by the Debtors or the Liquidating Trustee and the holder of an Allowed General Unsecured Claim. For purposes of Distributions under the Plan, Allowed Claims in Class 4, Class 5 and Class 6 will be treated as one Class and will receive Distributions pari passu until all Allowed Claims in Class 4, Class 5 and Class 6 have been paid in full. If the aggregate amount of Allowed Claims in Class 4, Class 5 and Class 6 exceeds the Hercules Common Stock Value and the value of the Liquidating Trust Assets (after they have been liquidated) such that there will be insufficient assets to pay all Allowed Class 4, Class 5 and Class 6 Claims the full amount of the Allowed Claims, then a pro rata Distribution of the remaining Hercules Common Stock and the Cash proceeds from the liquidation of the Liquidating Trust Assets will be made to each holder of Allowed Claims in Class 4, Class 5 and Class 6 based on such holder’s percentage of the total of all Allowed Claims in Class 4, Class 5 and Class 6.

100%

Class	Type of Claim or Equity Interest	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Percentage of Recovery under the Plan
5	Litigation and Other Contingent Unsecured Claims	$2,500,000 - $4,500,000

After the application of any and all insurance proceeds or other third party payments applicable to such Claims, Allowed Litigation and Other Contingent Unsecured Claims will receive either (i) on, or as soon as reasonably practicable thereafter, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, a Distribution of Hercules Common Stock equal to the due and unpaid portion of such Allowed Claim, plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Claim is paid in full, or (ii) such other treatment as agreed to in writing by the Debtors or the Liquidating Trustee and the holder of an Allowed General Unsecured Claim. For purposes of Distributions under the Plan, Allowed Claims in Class 4, Class 5 and Class 6 will be treated as one Class and will receive Distributions pari passu until all Allowed Claims in Class 4, Class 5 and Class 6 have been paid in full. If the aggregate amount of Allowed Claims in Class 4, Class 5 and Class 6 exceeds the Hercules Common Stock Value and the value of the Liquidating Trust Assets (after they have been liquidated) such that there will be insufficient assets to pay all Allowed Class 4, Class 5 and Class 6 Claims the full amount of the Allowed Claims, then a pro rata Distribution of the remaining Hercules Common Stock and the Cash proceeds from the liquidation of the Liquidating Trust Assets will be made to each holder of Allowed Claims in Class 4, Class 5 and Class 6 based on such holder’s percentage of the total of all Allowed Claims in Class 4, Class 5 and Class 6.

				100%
6	Disputed Pride Claims	$0	The Allowed amount of a Class 6 Disputed Pride Claim, if any, will receive either (i) on, or as soon as reasonably practicable thereafter, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, a Distribution of	100%

Class	Type of Claim or Equity Interest	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Percentage of Recovery under the Plan

Hercules Common Stock equal to the due and unpaid portion of such Allowed Claim, plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Claim is paid in full, or (ii) such other treatment as agreed to in writing by the Debtors or the Liquidating Trustee and the holder of an Allowed Pride Claim. For purposes of Distributions under the Plan, Allowed Claims in Class 4, Class 5 and Class 6 will be treated as one Class and will receive Distributions pari passu until all Allowed Claims in Class 4, Class 5 and Class 6 have been paid in full. If the aggregate amount of Allowed Claims in Class 4, Class 5 and Class 6 exceeds the Hercules Common Stock Value and the value of the Liquidating Trust Assets (after they have been liquidated) such that there will be insufficient assets to pay all Allowed Class 4, Class 5 and Class 6 Claims the full amount of the Allowed Claims, then a pro rata Distribution of the remaining Hercules Common Stock and the Cash proceeds from the liquidation of the Liquidating Trust Assets will be made to each holder of Allowed Claims in Class 4, Class 5 and Class 6 based on such holder’s percentage of the total of all Allowed Claims in Class 4, Class 5 and Class 6.

7	Subordinated Claims	$0

Holders, if any, of an Allowed Subordinated Claim shall receive either (i) on, or as soon as reasonably practicable thereafter, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, a Distribution of Hercules Common Stock equal to the due and unpaid portion of such Allowed Claim, plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as scheduled by the Debtors, (B)

				100%

Class	Type of Claim or Equity Interest	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Percentage of Recovery under the Plan

post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Claim is paid in full, or (ii) such other treatment as agreed to in writing by the Debtors or the Liquidating Trustee and the holder of an Allowed Subordinated Claim. If, after the payment in full of all Allowed Claims in Classes 1 through Class 6, the amount of Allowed Claims in Class 7 exceeds the Hercules Common Stock Value and the value of the Liquidating Trust Assets (after they have been liquidated) such that there will be insufficient assets to pay all Allowed Class 7 Claims in full, then a pro rata Distribution of the remaining Hercules Common Stock and the Cash proceeds from the liquidation of the Liquidating Trust Assets will be made to each holder of Allowed Claims in Class 7 based on such holder’s percentage of the total of all Allowed Claims in Class 7. For the avoidance of doubt, notwithstanding the above, to the extent an Allowed Subordinated Claim arises from the rescission of a purchase or sale of the common stock of Seahawk or for damages arising from the purchase or sale of the common stock of Seahawk, or for reimbursement or contribution allowed under section 502 on account of such a claim (an “Allowed Subordinated 510(b) Common Stock Claim”) that claim shall have the same priority as a Class 8 Interest pursuant to 11 U.S.C. § 510(b), shall be added to the Interests Register and shall be treated, for purposes of voting and Distributions under the Plan, as an Interest in Seahawk.

8	Interests

On the Effective Date all existing Interests shall, without any further action, be cancelled, annulled and extinguished and any certificated or electronic shares representing such Interests shall become null, void and of no force or effect, and all such shares shall immediately be delisted from all exchanges and other trading facilities. If, as the result of Distributions made by the Debtor, the Escrow Agent on behalf of the Reorganized Debtors, or the Liquidating Trustee, (i) all Allowed Claims, Cure Claims and unclassified claims provided for in this Plan are paid in full, (ii) reserves for Disputed

Unknown

Class	Type of Claim or Equity Interest	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Percentage of Recovery under the Plan

Claims have been established for the payment of Disputed Claims as provided in section 10.5 of the Plan, (iii) Disputed Cure Reserves are established for the payment of Cure Claims as provided in section 8.6 of the Plan, (iv) any other reserves for the payment of Claims required in the Plan or other order of the Bankruptcy Court have been established, and (v) adequate and sufficient reserves have been established for the payment of present and estimated future expenses and costs of the Liquidating Trustee, the Liquidating Trustee and the Reorganized Debtors (all such payments and reserves described in (i)-(v) of this subsection (h) , collectively, the “Creditor and Liquidation Plan Payments”) in connection with the consummation of the Plan and the wind down of the estates and the dissolution of the Reorganized Debtors, then each holder of an Allowed Interest listed on the Interests Register, will receive their pro rata share of (i) any remaining Cash proceeds from the liquidation of the Liquidating Trust Assets and (ii) any remaining Hercules Common Stock in proportion to each Interest holder’s percentage of ownership of Seahawk as reflected on the Interests Register, in full satisfaction, settlement, and release of and in exchange for such Allowed Class 8 Interest. For the avoidance of doubt, and notwithstanding any provision of the Plan to the contrary, no Distributions will be made to any holders of Allowed Class 8 Interests until after the Creditor and Liquidation Plan Payments have been paid or reserved in full in accordance with the terms of the Plan.

Except as provided otherwise in the Plan or by order of the Bankruptcy Court, only holders of Claims or Interests who hold those Claims or Interests as of the Distribution Record Date shall be entitled to the Distributions described above. The Distribution Record Date is the same date set by the Bankruptcy Court as the Voting Deadline.

ARTICLE VI

INFORMATION REGARDING THE HERCULES COMMON STOCK

As noted above, part of the consideration the Debtors received at the Closing for the sale of the Purchased Assets is the Hercules Common Stock, described above, which is being held by the Escrow Agent on behalf of the Debtors for future distribution to creditors and stockholders in exchange for their Allowed Claims and Allowed Interests.

A.	Information About Hercules

Hercules is a provider of shallow-water drilling and marine services to the oil and natural gas exploration and production industry globally. Hercules provides these services to national oil and gas companies, major integrated energy companies and independent oil and natural gas operators. As of February 16, 2011, Hercules owned a fleet of 30 jackup rigs, 17 barge rigs, three submersible rigs, one platform rig, a fleet of marine support vessels and 60 liftboat vessels. In addition, it operates five liftboat vessels owned by a third party. Hercules’ fleet is capable of providing services such as oil and gas exploration and development drilling, well service, platform inspection, maintenance and decommissioning operations in several key shallow water provinces around the world.12

The Debtors incorporate by reference the documents listed below and any future filings made by Hercules with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) from the date of this Disclosure Statement until the date of the Confirmation Hearing. The information contained in the SEC filings incorporated by reference herein speaks only as of the date of the applicable reports incorporated by reference herein or as of such other date as is specified in such reports.

•	Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC on March 10, 2011;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 as filed with the SEC on April 29, 2011;

•

Current Reports on Form 8-K filed with the SEC on February 11, 2011, February 15, 2011, March 8, 2011, March 10, 2011, March 31, 2011, April 5, 2011, April 7, 2011, April 12, 2011, April 27, 2011 and May 16, 2011 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

•

The description of Hercules’ common stock (including the related preferred share purchase rights) contained in its registration statement on Form 8-A as filed with the SEC on October 21, 2005, as that description may be updated from time to time prior to the date of the Confirmation Hearing.

All documents referred to above that are incorporated by reference herein may be accessed at www.sec.gov and at the website of Hercules, www.herculesoffshore.com.

THE RISK FACTORS DISCLOSED BY HERCULES IN ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010 AND ANY SUBSEQUENTLY FILED EXCHANGE ACT REPORTS, INCLUDING ITS QUARTERLY REPORTS ON FORM 10-Q, ARE HEREBY INCORPORATED BY REFERENCE AND SHOULD BE

12 Information in this paragraph is taken from the Hercules Form 10-K for the fiscal year ended December 31, 2010.

CAREFULLY CONSIDERED BY THE HOLDERS OF CLAIMS AND INTERESTS WHO ARE ENTITLED TO RECEIVE THE HERCULES COMMON STOCK UNDER THE PLAN.

THE INFORMATION INCORPORATED BY REFERENCE HEREIN REGARDING HERCULES HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE DEBTORS FOR ACCURACY OR COMPLETENESS. SUCH INFORMATION SPEAKS ONLY AS TO THE DATE OF THE REPORTS INCORPORATED BY REFERENCE HEREIN OR AS OF ANOTHER DATE SPECIFIED IN SUCH REPORTS. SUCH INFORMATION MAY HAVE CHANGED MATERIALLY FROM THE DATE OF SUCH FILINGS TO THE DATE OF THIS DISCLOSURE STATEMENT, AND MAY CHANGE MATERIALLY FROM THE DATE OF THIS DISCLOSURE STATEMENT THROUGH THE DATE OF THE CONFIRMATION HEARING.

B.	Information About Hercules Common Stock

Hercules has been a public company since November 2005 and shares of its common stock are traded on the NASDAQ Global Select Market under the symbol “HERO.” The authorized capital stock of Hercules consists of 200,000,000 shares of Hercules Offshore, Inc. common stock, par value $0.01 per share 50,000,000 shares of preferred stock, par value $0.01 per share. As of April 27, 2011, there were 137,436,781 million shares of the Hercules’ common stock outstanding. The trading range of Hercules’ common stock was between $2.05 per share and $5.85 per share during the period from January 1, 2010 through December 31, 2010 and between $3.04 per share and $6.99 per share during the period from January 1, 2011 through July 5, 2011. The last reported closing price for a share of Hercules’ common stock on the NASDAQ Global Select Market on July 6, 2011, was $5.42.13

ARTICLE VII

MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

The Plan provides, among other things, that on the Effective Date (1) all assets of the Debtors will vest in the Reorganized Debtors, (2) the Liquidating Trust will be created and the Reorganized Debtors will transfer the Liquidating Trust Assets to the Liquidating Trust, (3) the Reorganized Debtors will continue their corporate existence, (4) the existing shares of common stock of Seahawk will be cancelled, (5) New Common Stock of Reorganized Seahawk will be issued to the Liquidating Trust to be held for the benefit of creditors and stockholders, (6) the Escrow Agent will continue to hold the Hercules Common Stock on behalf of the Reorganized Debtors for the benefit of holders of Claims and Interests, and (7) the Liquidating Trustee will implement the terms of the Plan and, in conjunction with the Escrow Agent, make Distributions to holders of Allowed Claims and Allowed Interests under the Plan.

A.	Sale of Substantially All Assets of the Debtors

As noted above, on April 5, 2011, the Bankruptcy Court approved the sale of substantially all of the Debtors’ assets to the Purchaser and the Closing occurred April 27, 2011.

13 Stock price information is from http://finance.Yahoo.com.

At the Closing of the sale, (i) substantially all of the Cash sale proceeds were used to repay the First DIP Financing Agreement and certain operating, professional and closing expenses incurred through the Closing date and (ii) the Hercules Common Stock was delivered to the Escrow Agent who holds it on behalf of the Debtors for later Distribution to holders of Allowed Claims and Allowed Interests.

The sale of the Purchased Assets to the Purchaser was a sale free and clear of liens, claims, encumbrances and interests, with any such liens, claims, encumbrances and interests attaching to the sale proceeds in the same order of priority as they existed before the sale. The sale proceeds will be distributed in accordance with the terms and provisions of the Plan.

B.	Rejection of Executory Contracts and Unexpired Leases

All Executory Contracts and Unexpired Leases not otherwise assumed or rejected pursuant to a Final Order, entered within thirty (30) days after the Effective Date, shall be deemed rejected as of the Confirmation Date.

The Debtors filed their proposed Plan on May 20, 2011. The Debtors did not file a separate motion to extend the time to assume or reject all unexpired leases of non-residential real property. Pursuant to operation of section 365(d)(4), all unexpired leases of non-residential real property of the Debtors not scheduled for assumption or assumption and assignment under the Plan were deemed rejected as of the 120th day following the Petition Date, including a commercial Lease Contract with Crescent Crown Greenway Plaza SPV LLC (“Crescent”) dated as of June 20, 1991, set to begin on February 1, 2012. Crescent filed a proof of claim for damages relating to this rejected lease. The Debtors intend to work with Crescent in order to minimize the rejection damages due to Crescent from the Debtors, if any, pursuant to the lease and to allow Crescent to mitigate its damages, if any, as required under Texas law.

On or about June 23, 2011, the Debtors reached an agreement with POGO Producing Company, LLC (“POGO”) in which the parties agreed to ratify and assume a Sublease of the Debtors’ current offices in Greenway Plaza. By motion dated July 1, 2011, the Debtors sought approval of the Bankruptcy Court of a stipulation regarding ratification and assumption of the Sublease with POGO and that approval was granted on July     , 2011.

Pursuant to Bankruptcy Code section 365(a), the Plan constitutes a motion to reject all Executory Contracts and Unexpired Leases not previously assumed or assumed and assigned pursuant to a Final Order entered within 30 days after the Effective Date. Entry of the Confirmation Order shall constitute the approval, pursuant to Bankruptcy Code section 365(a), of the rejection of the Executory Contracts and Unexpired Leases not assumed pursuant to the Plan.

Unless the Bankruptcy Court, the Bankruptcy Code, or the Bankruptcy Rules establish an earlier deadline concerning the rejection of particular Executory Contracts or Unexpired Leases, any Claim arising out of the rejection of Executory Contracts and Unexpired Leases under the Plan, or arising out of the rejection of Executory Contracts or Unexpired Leases after the Bar Date and before the Effective Date, must be filed with the Bankruptcy Court and served on the Reorganized Debtors and Liquidating Trustee within thirty (30) days after the Effective Date, or if an earlier date has been set by the Court, on the earlier date. Any Claims not filed within that time period will be extinguished and forever barred, and therefore will not receive any Distributions under the Plan. Any Claims arising out of the rejection of an Executory Contract or Unexpired Leases pursuant to a Final Order entered before the Bar Date must have been filed before the Bar Date; otherwise those Claims are extinguished and forever barred, and therefore will not receive Distributions under the Plan. All Claims arising from the rejection of an Executory Contract shall be treated as a Class 4 General Unsecured Claim under the Plan.

To the extent not already rejected pursuant to a Final Order, all employment and retirement practices and policies and all compensation, retirement and employee benefit plans (except as provided below), policies and programs of the Debtors applicable to its current or former directors, officers, or employees (including all savings plans, retirement plans, health care plans, accrued unpaid vacation, sick leave, medical benefits, incentive plans, workers’ compensation programs, and life, disability and other insurance plans), to the extent arising from Executory Contracts, shall be rejected as of the Effective Date, and shall not be binding on the Debtors, the Purchaser, the Reorganized Debtors or Liquidating Trustee to any extent.

Subject to the occurrence of the Effective Date, the obligations of the Debtors to indemnify, defend, reimburse or limit the liability of directors or officers who were or are directors or officers of the Debtors at any time, against any claims or causes of action as provided in the Debtor’s certificate of incorporation, by-laws, applicable state law, contract, or otherwise shall not survive confirmation of the Plan except as otherwise provided in the Plan or by order of the Bankruptcy Court.

C.	Liquidating Trustee

The Plan will appoint a Liquidating Trustee with all the powers of a debtor-in-possession and a trustee appointed under chapter 7 of the Bankruptcy Code who will answer to and be directed by a three-member Liquidating Trust Board. The initial members of the Liquidating Trust Board will be selected by the Equity Committee and/or the Creditors Committee. The proposed Liquidating Trustee and designated members will be identified in a Plan Supplement filed prior to the Confirmation Date. On the Effective Date, the Liquidating Trust will be formed, the Liquidating Trust Assets will be transferred by the Reorganized Debtors to the Liquidating Trust and the Liquidating Trustee will administer those assets, administer claims and make distributions of Liquidating Trust Assets to holders of Allowed Claims and Interests in accordance with the terms of the Plan.

Subject to establishing the reserves required under the Plan, the Liquidating Trustee shall have authority to make distributions of Cash at such time or times the Liquidating Trustee believes there is Available Cash to warrant a Distribution. The Liquidating Trustee shall make Distributions only from Available Cash, except as otherwise provided in the Plan.

The Liquidating Trustee, in his capacity as Plan Agent, shall serve as the sole officer and director of the Reorganized Debtors and will inform the Escrow Agent when a Distribution of Hercules Common Stock to holders of Allowed Claims or Allowed Interests is to be made and the Escrow Agent, on behalf of the Reorganized Debtors, will make such Distributions of Hercules Common Stock. As soon as practicable after the Effective Date, the Liquidating

Trustee, after determining the necessary reserves for Disputed Claims, will make and direct the Escrow Agent to make an initial Distribution to holders of Allowed Claims and Interests.

Following the liquidation of the Liquidating Trust Assets and the distribution of all Hercules Common Stock and Available Cash and any reserve provided for or contemplated by the Plan, the Liquidating Trustee shall file with the Bankruptcy Court and serve on the U.S. Trustee a final report outlining funds distributed under the Plan and shall take such other steps as necessary to close the bankruptcy cases.

D.	Creation of the Liquidating Trust

On the Effective Date, all property of the Estate of any kind and nature whatsoever, real, personal, intellectual or otherwise, shall be transferred to the Liquidating Trust, with the exception of the Hercules Common Stock which shall continue to be held by the Escrow Agent on behalf of the Reorganized Debtors. The Liquidating Trust shall be established for the sole purpose of receiving the benefit of the ongoing obligations of third parties and liquidating and distributing the Liquidating Trust Assets and directing the Escrow Agent to make distributions of the Hercules Common Stock in accordance with the Plan.

Upon creation of the Liquidating Trust, holders of Allowed Claims in Classes 1-7 and Class 8 Allowed Interests shall be the Beneficiaries of the Liquidating Trust. Upon the liquidation of any remaining assets of the Estate, and after the payment of all costs and expenses of collection, the Liquidating Trustee will distribute the corpus of the Liquidating Trust to the Beneficiaries of the Liquidating Trust in accordance with the Plan and the priority and percentage of their interests in the Liquidating Trust. No certificates in, or other tangible evidence of ownership of, the Liquidating Trust Assets or the Hercules Common Stock Escrow Account will be issued. Beneficial interests in the Liquidating Trust will not be certificated and may not be transferred with the exception of a transfer that occurs by will, the laws of descent and distribution or by operation of law.

The Liquidating Trust shall remain and continue in full force and effect until the earlier of five (5) years from the Effective Date or the date on which (1) all Liquidating Trust Assets have been distributed or abandoned and all Hercules Common Stock has been distributed by the Escrow Agent on behalf of the Reorganized Debtors, (2) all costs, expenses, and obligations incurred in administering the Liquidating Trust have been fully paid, and (3) all remaining income and proceeds of the Liquidating Trust Assets have been distributed in accordance with the provisions of the Plan; provided, however, that if the complete liquidation of the Liquidating Trust Assets and satisfaction of all remaining obligations, liabilities and expenses of the Liquidating Trust pursuant to the Plan has not been completed prior to five (5) years from the Effective Date, the Liquidating Trustee may, for good cause shown, seek the approval of the Bankruptcy Court for an extension of the termination date of the Liquidating Trust for a specified period of time in order to complete the purpose of the Liquidating Trust as set forth in the Plan and the Liquidating Trust Agreement.

E.	Enforcement, Compromise, Adjustment and Estimation of Claims Belonging to the Bankruptcy Estate

Pursuant to, among other authority, section 1123(b)(3)(B) of the Bankruptcy Code, until unsecured creditors are paid in full, the Liquidating Trustee shall have, for the benefit of the Post-Confirmation Debtors’ Estate, the sole and full power, authority, and standing to prosecute, compromise, or otherwise resolve any Avoidance Actions. All proceeds derived from the Avoidance Actions shall become Estate Property and distributed as Available Cash in accordance with the Plan.

With respect to Causes of Action other than Avoidance Actions, the Liquidating Trustee shall have full power, authority, and standing to prosecute, compromise, or otherwise resolve the Causes of Action. The Liquidating Trust Board shall have the power to direct the Liquidating Trustee’s selection of counsel to prosecute the Pride Causes of Action and Causes of Action belonging to the estates arising out of the Macondo Well blowout described above. The Post-Confirmation Debtors shall not be subject to any counterclaims with respect to the Avoidance Actions and any other claims and causes of actions constituting Estate Property provided, however, that the claims and causes of action constituting Estate Property (other than Avoidance Actions) will be subject to any applicable setoff rights that have been perfected and preserved by the holder of such rights.

The Plan also provides that certain disputed, contingent or unliquidated Claims may be estimated for purposes of voting and the establishment of Disputed Claim Reserves or Disputed Cure Claim Reserves by separate order of the Bankruptcy Court, including filed claims based on personal injuries.14 Article 10.5 of the Plan sets forth a procedure for creating Disputed Claim Reserves for the Claims of Blake and Pride, which reserves will set aside in excess of $80 million of Hercules Common Stock pending the resolution of the Claims of Blake and Pride. In addition, the Debtors intend to seek an order from the Bankruptcy Court compelling holders of personal injury claims through an alternative dispute resolution process in which they are encouraged to settle their claims through negotiation, mediation and/or arbitration before relief from the automatic stay to pursue such claims can be granted. To the extent that these claims are not settled, the Debtors intend to seek estimation of such claims for distribution purposes.

The Bankruptcy Court has broad discretion to fashion procedures for the estimation of unliquidated claims under section 502(c) of the Bankruptcy Code using whatever method is best suited to the circumstances, including a summary trial procedure involving proffers of evidence, affidavits, deposition testimony, exhibits, answers to discovery requests, and limited live testimony.

F.	Payment of U. S. Trustee Fees

All post-petition pre-confirmation quarterly fees of the U.S. Trustee will be paid in full on or before the Effective Date. After the Effective Date and until the chapter 11 case is closed,

14 The Debtors believe that there are only three (3) personal injury claims covered, at least in part, by policies of insurance.

the Liquidating Trustee shall pay all fees incurred under 28 U.S.C.§ 1930(a)(6) in the ordinary course of business.

G.	Debtors’ Claims Against Pride

Pride has alleged that the Debtors owe Pride approximately $19 million, including under the Pride Agreements entered into at the time of the Debtors’ Spin-Off from Pride. The Debtors have previously advised Pride of counterclaims arising under the various Pride Agreements that would completely offset the amount claimed to be due by Pride and create a net payable to the estate.

In addition, Seahawk agreed to indemnify Pride for certain contingent Mexican tax liabilities (the “Hacienda Taxes”) associated with the Debtors’ Mexican subsidiaries under the Tax Sharing Agreement, approximately $48 million of which are currently supported by letters of credit from Pride. Pride has asserted a contingent claim of approximately $53 million relating to the Letters of Credit, including associated fees.

Because the Debtors believe that Pride’s asserted Claims are either invalid or subject to setoffs described below, the Debtors or the Liquidating Trustee will object to and seek disallowance of the Pride Claims, will reject each of the Pride Agreements and seek estimation of Pride’s contingent indemnification claims (including claims relating to the Hacienda Taxes).15

Furthermore, the Debtors have claims against Pride in connection with the Spin-Off including, but not limited to, claims that the transfers to Pride by the Debtors and obligations incurred by the Debtors to Pride were constructively fraudulent, in that the Debtors did not receive reasonably equivalent value from Pride in exchange for the transfers or obligations (especially in view of the fact that the value of the Debtors’ assets transferred from Pride has significantly declined), that the Spin-Off left the Debtors with a significant number of liabilities with insufficient capitalization to deal with them, and that the transfers made to Pride by the Debtors are therefore avoidable.

The Debtors also have claims against Pride because the Debtors failed to receive reasonably equivalent value in exchange for assuming the contingent Hacienda Taxes and either (i) the tax liabilities, combined with likely loss of PEMEX contracts, rendered the Debtors insolvent as of the date of the Spin-Off or (ii) Pride believed that the Debtors would incur a tax debt from the Hacienda Taxes that would be beyond the Debtors’ ability to pay, as that tax debt matured.

The Debtors also have claims against Pride to the extent that, at the time of the Spin-Off, Pride had knowledge that PEMEX intended to cease using mat-supported jackup rigs in its drilling operations and, all the while, intended to compete with Debtors for certain PEMEX drilling contracts that were expected to come up for bid.

15 The Debtors believe that Pride did not carry any accruals on its books for these potential liability since 2006 and Pride’s public disclosures state that Pride never expected to pay any of these claims.

The Debtors also have claims exceeding $37 million related to a mat-supported jack-up rig known as the Seahawk 3000 (formerly known as “Pride Texas”) owned by the Debtors as a result of the Spin-Off. The counterclaims related to the Seahawk 3000 include claims for the cost of repairs to, and lost revenue from, the Seahawk 3000 rig.

Pre-petition, the Debtors attempted to negotiate with Pride regarding a possible global settlement and resolution of these claims. However, the parties have not agreed to a settlement of these Claims.

Pride disagrees with Debtors’ recitation and characterization of the claims set forth above and Pride intends to defend any claims brought against it.

The Debtors have attempted to disclose herein certain material claims and Causes of Action, including Avoidance Actions, that they hold against Pride. However, the Debtors have not concluded the investigation and analysis of all potential claims and Causes of Action against Pride, nor have the Debtors concluded their analysis of the likely amount of recovery from Pride on such claims and Causes of Action. It is the contemplation of the Plan, that such investigation and analysis will continue post-confirmation by the Liquidating Trustee.

After the Effective Date of the Plan, the Liquidating Trustee will have authority to prosecute the Causes of Action against Pride described above. The Liquidating Trustee shall pursue Pride for all claims and Causes of Action described herein that are not resolved by the Debtors prior to the Effective Date. Pursuit of a claim or Cause of Action may include, but not be limited to, service of a demand letter, settlement negotiation, pursuit of litigation, and any other means available to the Liquidating Trustee to obtain a resolution of such claim or Cause of Action. In the event the Liquidating Trustee is not able to resolve any claims and Causes of Action described in the Plan or Disclosure Statement, the Liquidating Trustee will escalate its pursuit of claims and Causes of Action by any means authorized under the Plan, Disclosure Statement, Liquidating Trust Agreement, and applicable law, including litigation in such forum as the Liquidating Trustee deems appropriate. Resolution of the claims and Causes of Action described in the Plan or Disclosure Statement by the Liquidating Trustee shall be in accordance with the requirements and procedures set forth in the Plan and Liquidating Trust Agreement.

The Debtors’ failure to identify a claim or Cause of Action herein is specifically not a waiver of any claim or Cause of Action. The Debtors will not ask the Bankruptcy Court to rule or make findings with respect to the existence of any Cause of Action or the value of such Causes of Action at the Confirmation Hearing; accordingly, except claims or Causes of Action which are expressly released by the Plan or by an Order of the Bankruptcy Court, the Debtors’ failure to identify a claim or Cause of Action herein shall not give rise to any defense of any preclusion doctrine, including, but not limited to, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise), or laches with respect to claims or Causes of Action which could be asserted against Pride, except where such claims or Causes of Action have been explicitly released in the Plan or the Confirmation Order.

H.	Resolution of Objections to Proofs of Claim

After the Effective Date, the Liquidating Trustee will have sole authority to administer, reconcile and settle Claims against the Debtor’s Estate. Notwithstanding the foregoing, in the event Claims are filed on account of Assumed Liabilities (as that term is defined in the APA), the Purchaser shall also have the right to appear, defend and settle such claims.

The Debtors will, if necessary, object to Administrative, Secured, Priority Tax Claims and Priority Non-Tax Claims prior to the Confirmation Date.

Except as otherwise provided herein, the Liquidating Trustee must file any objections to Claims with the Bankruptcy Court and serve a copy of the objection on the holder of such Disputed Claim before the expiration of one-hundred and eighty (180) days after the Effective Date (unless such time period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claim shall be deemed Allowed in accordance with Bankruptcy Code section 502. The Liquidating Trustee must file any objections to Claims filed by Governmental Units with the Bankruptcy Court and serve a copy of the objection on the holder of such Disputed Claim of a Governmental Unit on the later of (i) the expiration of one-hundred and eighty (180) days after the Effective Date or (ii) sixty (60) days after the filing of such a Claim by a Governmental Unit (unless such time period is further extended by subsequent orders of the Bankruptcy Court)

For holders of Claims that are Allowed as of the Effective Date, the Plan provides for Distributions to commence to such holders as soon as practicable after the Effective Date. However, if a Claim is a Disputed Claim, the payment will occur following the allowance of the Claim by a Final Order of the Bankruptcy Court. Payments of Allowed Claims that must be paid in Cash will be paid out of the Liquidating Trust Assets by the Liquidating Trustee or as otherwise agreed by the holder of such Allowed Claim, including by the distribution of Hercules Common Stock by the Escrow Agent in exchange for and satisfaction of such Allowed Claim. Holders of all other Allowed Claims will be paid by the Distribution to them of shares of Hercules Common Stock by the Escrow Agent on behalf of the Reorganized Debtors, as more particularly described in the Plan.

For holders of Allowed Interests in the Debtors, the Plan provides for a pro rata distribution of Hercules Common Stock, Cash or a combination thereof, after payment in full of all Allowed Claims of creditors and the expenses of the Liquidating Trust.

I.	Bar Dates for Unclassified Claims

All requests for payment of Administrative Claims arising on or before the Effective Date (except applications for payment of Professional Fee Claims) must be filed with the Bankruptcy Court and served on the Liquidating Trustee, the Reorganized Debtors, and the U. S. Trustee no later than thirty (30) days after the Effective Date, or by such earlier deadline as may apply to a particular Administrative Claim pursuant to an order of the Bankruptcy Court entered before the Effective Date. Any Administrative Claim, except Professional Fee Claims, for which an application or request for payment is not filed within the above-referenced time period shall be discharged and forever barred, and shall not be entitled to any Distributions under the Plan.

All requests for payment of Professional Fee Claims must be filed with the Bankruptcy Court and served on the Liquidating Trustee, the Reorganized Debtors and the U.S. Trustee no later than thirty (30) days after the Effective Date. Any such Professional Fee Claims for which an application or request for payment is not filed within that time period shall be discharged and forever barred, and shall not be entitled to any Distributions under the Plan.

ARTICLE VIII

VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS

A.	Ballots and Voting Deadline

A ballot for voting to accept or reject the Plan is enclosed with this Disclosure Statement, and has been mailed to holders of Claims and Interests entitled to vote. After carefully reviewing the Disclosure Statement and all exhibits, including the Plan, each holder of a Claim or Interest entitled to vote should indicate its vote on the enclosed ballot. All holders of Claims or Interests entitled to vote must (i) carefully review the ballot and instructions thereon, (ii) execute the ballot, and (iii) return it to the address indicated on the ballot by the Voting Deadline (defined below) for the ballot to be considered.

The Bankruptcy Court has directed that, in order to be counted for voting purposes, ballots for the acceptance or rejection of the Plan must be received by the Claims, Notice and Balloting Agent no later than                     , 2011 at __:00 p.m. Pacific Time, (the “Voting Deadline”) at the following address:

Seahawk Drilling, Inc. et al., Claims Processing Center

c/o Kurtzman Carson Consultants LLC

2335 Alaska Ave

El Segundo, CA 90245

ANY BALLOTS RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE COUNTED.

B.	Holders of Claims and Interests Entitled to Vote.

Except as otherwise provided in the Plan, any holder of a Claim against the Debtors whose claim is impaired under the Plan is entitled to vote, if either (i) the Debtors have scheduled the holder’s Claim at a specific amount other than $0.00 (and such Claim is not scheduled as “disputed,” “contingent,” or “unliquidated”) or (ii) the holder of such Claim has filed a Proof of Claim on or before the deadline set by the Bankruptcy Court for such filings in a liquidated amount. Any holder of a Claim as to which an objection has been filed (and such objection is still pending as of the time of confirmation of the Plan) is not entitled to vote, unless the Bankruptcy Court (on motion by a party whose Claim is subject to an objection) temporarily allows the Claim in an amount that it deems proper for the purpose of accepting or rejecting the Plan. Such motion must be heard and determined by the Bankruptcy Court before the first date set by the Bankruptcy Court for the Confirmation Hearing of the Plan. In addition, the vote of a holder of a Claim may be disregarded if the Bankruptcy Court determines that the holder’s acceptance or rejection was not solicited or procured in good faith or in accordance with the applicable provisions of the Bankruptcy Code.

C.	Bar Date for Filing Proofs of Claim

The Bankruptcy Court established a bar date for filing proofs of claim or interests in these chapter 11 cases of April 22, 2011. The Bankruptcy Court further established a bar date for filing proofs of claim in these chapter 11 cases by Governmental Units of August 10, 2011. Timeliness or other substantive issues which may affect the ultimately allowability of a particular claim have not been considered in connection with classification. The Plan provides a period of 180 days after the Effective Date for the Liquidating Trustee to object to claims.

Prior to the Confirmation Hearing, the Debtors intend to file a Plan Supplement that includes, among other things, the list of assumed Executory Contracts (with associated Cure Amounts, if any), and a description of Retained Causes of Action. As the Plan Supplement is updated or otherwise modified, such modified or updated documents will be made available on the website of the Debtors’ Claims, Notice and Balloting Agent, www.kccllc.net/seahawk.

D.	Definition of Impairment

Under Bankruptcy Code section 1124, a class of Claims or Interests is impaired under a plan of reorganization unless, with respect to each Claim or Interests of such class, the plan:

(1)	leaves unaltered the legal, equitable, and contractual rights of the holder of such Claim or Interest; or

(2)

notwithstanding any contractual provision or applicable law that entitles the holder of a Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default –

(a)	cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code, other than a default of a kind specified in Bankruptcy Code section 365(b)(2);

(b)	reinstates the maturity of such claim or interest as it existed before the default;

(c)	compensates the holder of such claim or interest for damages incurred as a result of any reasonable reliance on such contractual provision or applicable law; and

(d)	does not otherwise alter the legal, equitable, or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest.

E.	Classes Impaired Under the Plan

Claims in Class 1 are not impaired under the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, holders of Claims within Class 1 are conclusively presumed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan.

Allowed Claims in Classes 2-7 and Interests in Class 8 are impaired under the Plan and are entitled to vote to accept or reject the Plan.16

F.	Information on Voting and Ballots

The Bankruptcy Court has approved procedures for solicitation of votes on the Plan and tabulation of the ballots received from holders of Claims and Interests contained in the Solicitation Procedures included in the solicitation package. The descriptions of the solicitation and tabulation procedures contained herein are for information only and, in the event of any discrepancy the Solicitation Procedures shall control.

1.	Transmission of Ballots to Creditors and Interest Holders

Ballots are being forwarded to all holders of Claims and Interests entitled to vote. Those holders of Claims whose Claims are unimpaired under the Plan are conclusively presumed to have accepted the Plan under Bankruptcy Code section 1126(f), and therefore need not vote with regard to the Plan.

2.	Ballot Tabulation Procedures

For purposes of voting on the Plan, the amount and classification of a Claim or Interest and the procedures that will be used to tabulate acceptances and rejections of the Plan shall be as follows:

a)

If no Proof of Claim has been timely filed, the voted amount of a Claim shall be equal to the amount listed for the particular Claim in the Schedules, as and if amended, to the extent such Claim is not listed as “contingent,” “unliquidated,” or “disputed,” and the Claim shall be placed in the appropriate Class, based on the Debtor’s records, and consistent with the Schedules of Assets and Liabilities and the Claims registry of the Clerk of the Bankruptcy Court (the “Clerk”);

b)

If a Proof of Claim has been timely filed, and has not been objected to before the expiration of the Voting Deadline, the voted amount of that Claim shall be as specified in the Proof of Claim filed with the Clerk;

c)	Subject to subparagraph (d) below, a Claim or Interest that is the subject of an objection filed before the Voting Deadline shall be disallowed for voting purposes;

d)	If a Claim has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, the voted amount and classification shall be that set by the Bankruptcy Court;

16 Class 8 is impaired because the Plan provides for the sale or distribution of substantially all the assets of the Debtors without the required consent of a majority of shareholders. See 8 DEL. CODE ANN. tit. 8 § 271 (2005).

e)

If a holder of a Claim or Interest or its authorized representative did not use the Ballot form provided by the Debtors, or the Official Ballot Form authorized under the Federal Rules of Bankruptcy Procedure, such vote will not be counted;

f)	If the Ballot is not received by the Balloting Agent on or before the Voting Deadline at the place fixed by the Bankruptcy Court, the Ballot will not be counted;

g)	If the Ballot is not signed by the holder of a Claim or Interest or its authorized representative the Ballot will not be counted;

h)

If the individual or institution casting the Ballot (whether directly or as a representative) was not the holder of a Claim or Interest on the Voting Record Date (as that term is defined below), the Ballot will not be counted;

i)

If the holder of a Claim or Interest or its authorized representative did not check one of the boxes indicating acceptance or rejection of the Plan, or checked both such boxes, the Ballot will not be counted;

j)

Whenever a holder of a Claim or Interest submits more than one Ballot voting the same Claim(s) or Interest(s) before the applicable deadline for submission of Ballots, except as otherwise directed by the Bankruptcy Court after notice and a hearing, the last such Ballot shall be deemed to reflect the voter’s intent and shall supersede any prior Ballots.

3.	Execution of Ballots by Representatives

If a Ballot is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons must indicate their capacity when signing and, at the Debtors’ request, must submit proper evidence satisfactory to the Debtors of their authority to so act.

4.	Waivers of Defects and Other Irregularities Regarding Ballots

Unless otherwise directed by the Bankruptcy Court, all questions concerning the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will initially be determined by the Debtors, subject to review by the Bankruptcy Court, whose determination will be final and binding. The Debtors reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot, which waiver shall not be deemed to have any effect on any other Ballot. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine(s). Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots, nor will any of them incur any liability for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until any irregularities have been cured or waived. Ballots previously furnished, and as to which any irregularities have not subsequently been cured or waived, will be invalidated.

5.	Withdrawal of Ballots and Revocation

Any holder of a Claim or Interest in an impaired Class who has delivered a valid Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to counsel for the Debtors at any time before the Voting Deadline.

To be valid, a notice of withdrawal must: (i) contain the description of the Claims or Interests to which it relates and the aggregate principal amount, represented by such Claims or Interests; (ii) be signed by the holder of the Claim or Interest in the same manners as the Ballot; and (iii) be received by counsel for the Debtors in a timely manner at the addresses set forth herein. The Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots.

Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of Ballot that is not received in a timely will not be effective to withdraw a previously furnished Ballot.

Any holder of a Claim or Interest who has previously submitted a properly completed Ballot before the Voting Deadline may revoke such Ballot and change its vote by submitting to the Balloting Agent before the Voting Deadline a subsequent, properly completed Ballot for acceptance or rejection of the Plan.

G.	Confirmation of Plan

1.	Solicitation of Acceptances

NO REPRESENTATIONS OR ASSURANCES, IF ANY, CONCERNING THE PLAN ARE AUTHORIZED BY THE DEBTORS OR ANY OTHER PARTY, OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE BY ANY PERSON TO SECURE YOUR VOTE FOR OR AGAINST THE PLAN (OTHER THAN THOSE CONTAINED IN THIS DISCLOSURE STATEMENT) SHOULD NOT BE RELIED ON BY YOU IN ARRIVING AT YOUR DECISION, AND SUCH ADDITIONAL REPRESENTATIONS OR INDUCEMENTS SHOULD BE REPORTED TO COUNSEL FOR THE DEBTORS.

Under the Bankruptcy Code, a vote for acceptance or rejection of a plan may not be solicited unless the claimant has received a copy of a disclosure statement approved by the Bankruptcy Court prior to, or concurrently with, such solicitation. This solicitation of votes on the Plan is governed by section 1125(b) of the Bankruptcy Code. Violation of section 1125(b) of the Bankruptcy Code may result in sanctions by the Bankruptcy Court, including disallowance of any improperly-solicited vote.

2.	Confirmation Hearing

Pursuant to section 1128(a) of the Bankruptcy Code, the Bankruptcy Court, after notice, may hold a hearing on Confirmation of the Plan. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation of the Plan.

The Confirmation Hearing will commence on                     , 2011 at _:_0 _.m. local time before the Honorable Richard S. Schmidt, United States Bankruptcy Judge, in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, 1133 N. Shoreline Blvd., Corpus Christi, Texas 78401. The Debtors may continue the confirmation hearing from time to time without further notice other than an adjournment announced in open court or a notice of adjournment filed with the bankruptcy court and served on the Master Service List and the entities who have filed an objection to the Plan, without further notice to parties in interest. The Bankruptcy Court, in its discretion and before the Confirmation Hearing, may put in place additional procedures governing the Confirmation Hearing. The Plan may be modified, if necessary, prior to, during, or as a result of the confirmation hearing, without further notice to parties in interest.

The Plan Objection Deadline is                     , 2011, at 5:00 p.m. local time. All objections to the Plan must be filed with the Bankruptcy Court and served on the Debtors and certain other parties in interest in accordance with the Disclosure Statement Order so that they are received on or before the Plan Objection Deadline.

If the Plan is rejected by one or more impaired Classes of Claims or Interests, the Bankruptcy Court may still confirm the Plan, or a modification thereof, under Bankruptcy Code section 1129(b) (commonly referred to as a “cramdown”) if it determines, among other things, that the Plan does not discriminate unfairly and is fair and equitable with respect to the rejecting Class or Classes of Claims or Interests impaired under the Plan. The procedures and requirements for voting on the Plan are described in more detail below.

3.	Requirements for Confirmation of the Plan

At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of section 1129 of the Bankruptcy Code have been satisfied, in which event the Bankruptcy Court shall enter an Order confirming the Plan. For the Plan to be confirmed, section 1129 of the Bankruptcy Code requires that:

a)	The Plan complies with the applicable provisions of the Bankruptcy Code;

b)	The Debtors, as proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code;

c)	The Plan has been proposed in good faith and not by any means forbidden by law;

d)

Any payment or distribution made or promised by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in connection with the case, or in connection with Plan and incident to the case, has been approved by or is subject to the approval of, the Court as reasonable;

e)

The Debtors have disclosed, to the extent known, the identity and affiliation of any individual proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of the Debtors, affiliates of the Debtors participating in a joint plan, or a successor to the Debtors under the Plan; and the appointment to, or continuance in, such office of such individual is consistent with the interests of holders of Claims and Interests and with public policy; and the Debtors have disclosed the identity of any insider that will be employed or retained by the Debtors, and the nature of any compensation for such insider;

f)

Any government regulatory commission with jurisdiction, after confirmation of the Plan, over the rates of the Debtors has approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval;

g)

With respect to each impaired Class or Claims or Interests, either each holder of a Claim or Interest of the Class has accepted the Plan, or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated on such date under chapter 7 of the Bankruptcy Code. If Bankruptcy Code section 1111(b)(2) applies to the Claims of such Class, each holder of a Claim of that Class will receive or retain under the Plan on account of that Claim property of a value, as of the Effective Date, that is not less than the value of that holder’s interest in the estate’s interest in the property that secures such Claim;

h)	Each Class of Claims or Interests has either accepted the Plan or is not impaired under the Plan;

i)

Except to the extent that the holder of a particular Administrative Claim or Priority Non-Tax Claim has agreed to a different treatment of its Claim, the Plan provides that Allowed Administrative Claims and Priority Non-Tax Claims shall be paid in full on the Effective Date or on the date such claim is Allowed by Final Order;

j)

If a Class of Claims or Interests is impaired under the Plan, at least one such Class of Claims or Interests has accepted the Plan, determined without including any acceptance of the Plan by any insider;

k)

Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan; and

l)

All fees payable under Section 1930 of Title 28, as determined by the Court at the hearing on confirmation of the Plan, have been paid or the Plan provides for the payment of all such fees on the Effective Date of the Plan.

The Debtors believe that the Plan satisfies all of the statutory requirements of the Bankruptcy Code for confirmation and that the Plan was proposed in good faith. The Debtors believe they have complied, or will have complied, with all the requirements of the Bankruptcy Code governing confirmation of the Plan.

4.	Acceptances Necessary to Confirm the Plan

Voting on the Plan by each holder of an impaired Claim or Interest is important. Chapter 11 of the Bankruptcy Code does not require that each holder of a Claim or Interest vote in favor of the Plan in order for the Court to confirm the Plan. Generally, to be confirmed under the acceptance provisions of Bankruptcy Code section 1126, the Plan must be accepted by each Class of Claims that is impaired under the Plan by parties holding at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class actually voting in connection with the Plan and each Class of Interests (equity securities) by holders of at least two-thirds of the number of Allowed Interests of such Class actually voting in connection with the Plan. Even if all Classes of Claims and Interest accept the Plan, the Bankruptcy Court may refuse to confirm the Plan.

5.	Liquidation Analysis and “Best Interests” Test

Even if the Plan is accepted by each class of holders of Claims and Interests, the Bankruptcy Code requires that the Bankruptcy Court find that the Plan is in the “best interests” of all holders of Claims or Interests that are impaired by the Plan and that have not accepted the Plan. The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a Bankruptcy Court to find either that (i) all members of an impaired class of claims or interests have accepted the plan or (ii) the plan will provide a member of the class who has not accepted the plan with property of a value, as of the Effective Date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

To calculate the probable distribution to members of each impaired class of holders of claims or interests if a debtor were liquidated under chapter 7, a Bankruptcy Court must determine the aggregate dollar amount that would be generated from the debtor’s assets if its chapter 11 case were converted to a case under chapter 7 of the Bankruptcy Code. This “liquidation value” would consist primarily of the proceeds from a forced sale of the debtors’ assets by a chapter 7 trustee.

The amount of liquidation value available to unsecured creditors would be reduced by the claims of secured creditors to the extent of the value of their collateral and by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the chapter 7 case and the chapter 11 case. Costs of a liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a chapter 7 trustee, as well as of counsel and other professionals retained by the chapter 7 trustee, asset disposition expenses, all unpaid expenses incurred by the debtor in the chapter 11 case (such as compensation of attorneys, financial advisors, and accountants) that are allowed in the chapter 7 case, litigation costs, and claims arising from the operations of the Debtors during the pendency of the bankruptcy case. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the sale proceeds before the balance would be made available to pay general unsecured claims or to make any distribution to holders of equity interests. The liquidation would also prompt the rejection of all executory contracts and unexpired leases and thereby create a significantly greater amount of unsecured claims.

Once the Bankruptcy Court ascertains the recoveries in liquidation of holders of secured and priority claims, it must then determine the probable distribution to general unsecured creditors and equity security holders from the remaining available proceeds in liquidation. If such distribution has a value greater than the distributions to be received by creditors and equity security holders under a debtor’s plan, then such plan is not in the best interests of creditors and equity security holders.

As shown in the Liquidation Analysis annexed as Exhibit D to this Disclosure Statement, the Debtors believe that each member of each Class of Claims and Interests will receive at least as much, if not more, under the Plan as they would receive if the Debtors were liquidated in chapter 7 cases. More specifically, the Debtors believe that a liquidation of the Debtors in chapter 7 cases would significantly impair recoveries to all stakeholders and clearly is not in the best interests of estate constituencies. Accordingly, it is clear that holders of Claims and Interests will fare much better under the Plan than in a chapter 7 liquidation.

6.	Cramdown

In the event that any impaired Class of Claims or Interests does not accept the Plan, under section 1129(b) of the Bankruptcy Code, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each impaired Class that has not accepted the Plan, the Plan “does not discriminate unfairly” and is “fair and equitable.” A plan of reorganization does not discriminate unfairly within the meaning of the Bankruptcy Code if no Class receives more than it is legally entitled to receive for its Claims or Interests. “Fair and equitable” has different meanings for holders of Secured and Unsecured Claims and equity Interests.

With respect to a Secured Claim, “fair and equitable” means either (i) the impaired secured creditor retains the liens, whether the property subject to such liens is retained by the Debtors or transferred to another entity, to the extent of its allowed Claim and receives deferred Cash payments totaling at least the allowed amount of its Claims with a present value as of the Effective Date of the Plan at least equal to the value of such creditor’s interest in the property securing its liens; (ii) property subject to the lien of the impaired secured creditor is sold free and clear of that lien, with that lien attaching to the proceeds of sale, and such lien proceeds must be treated in accordance with clauses (i) and (iii) hereof; or (iii) the impaired secured creditor realizes the “indubitable equivalent” of its claim under the Plan.

With respect to an Unsecured Claim, “fair and equitable” means either (i) each impaired creditor receives or retains property of a value, as of the Effective Date of the Plan, equal to the amount of its Allowed Claim or (ii) the holders of Claims and equity Interests that are junior to the Claims of the dissenting class will not receive any property under the Plan until the Unsecured Claims are paid in full.

With respect to equity Interests, “fair and equitable” means either (i) each impaired equity Interest receives or retains, on account of that Interest, property of a value, as of the Effective Date, equal to the greatest of the Allowed amount of any fixed liquidation preference to which the holder is entitled, any fixed redemption price to which the holder is entitled, or the value of the equity Interest; or (ii) the holder of any equity Interest that is junior to the equity Interest of that class will not receive or retain under the plan, on account of that junior equity Interest, any property.

In the event at least one Class of impaired Claims rejects or is deemed to have rejected the Plan, the Bankruptcy Court will determine at the Confirmation Hearing whether the Plan is fair and equitable and does not discriminate unfairly against any rejecting impaired Class of Claims.

The Debtors believe that the Plan does not discriminate unfairly and is fair and equitable with respect to each impaired Class of Claims and Interests.

ARTICLE IX

EFFECT OF CONFIRMATION OF THE PLAN, INJUNCTION AGAINST

ENFORCEMENT OF PRE-CONFIRMATION DEBT AND EXCULPATION

A.	Effect of Confirmation of the Plan

Upon confirmation, the provisions of the Plan shall bind all holders of Claims and Interests, whether or not they accept the Plan. On and after the Effective Date, all holders of Claims and Interests are, thus, precluded from asserting any Claim against the Debtor or its assets or properties based on any transaction or other activity of any kind that occurred prior to the Effective Date, except as permitted under the Plan.

Subject to the terms of the Plan and the Confirmation Order, on the Effective Date, the Excluded Assets that are not Purchased Assets shall vest in the Reorganized Debtors and shall be transferred to and become the property of the Liquidating Trust, including without limitation all Claims, Causes of Action, alter-ego rights, derivative claims, breach of fiduciary duty claims, veil piercing rights and all other property of the estate as such property is defined by section 541 of the Bankruptcy Code and applicable non-bankruptcy law.

Except as otherwise specifically provided in the Plan or in the Confirmation Order, on the Effective Date all of the assets of the Debtors, including the Hercules Common Stock, shall revest in the Reorganized Debtors and shall be free of all liens, claims and encumbrances and the Liquidating Trust Assets shall be transferred by the Reorganized Debtors to the Liquidating Trust.

Following the Effective Date, the Liquidating Trust will include all claims owned by the Debtors before the Confirmation Date, including all claims recoverable under Chapter 5 of the Bankruptcy Code, including all claims assertable under sections 502, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, and all claims owned by the Debtor pursuant to section 541 of the Bankruptcy Code or similar state law, including all claims against third parties on account of any indebtedness, and all other claims owed to or in favor of the Debtors to the extent not specifically compromised and released pursuant to the Plan or an agreement referred to or incorporated herein. After the Effective Date, all Causes of Action owned by the Debtors before the Confirmation Date will be preserved and retained for enforcement by the Liquidating Trustee; after the Effective Date, no other party will have the right to assert these claims.

Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trustee will retain and may enforce, sue on, pursue, settle, or compromise (or decline to do any of the foregoing) all Claims, rights or causes, rights or Causes of Action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtor or the Estate may hold against any Person.

B.	Prohibition Against Enforcement of Pre-Confirmation Debt, Exculpation

On and after the Effective Date, except as provided in the Plan or Confirmation Order, all holders of Claims and Interests will be bound by the terms of the Plan and shall be precluded from asserting against the Debtors, their Estates, the Purchaser, the Reorganized Debtors, the Liquidating Trustee or the Committees, or their employees or agents, any Claims, debts, rights, causes of action, liabilities, or Interests relating to the Debtors based upon any act, omission, transaction, or other activity of any nature that occurred prior to the Effective Date.

The Plan also provides that, notwithstanding any other provision of the Plan, no holder of a Claim or Interest, no Entities who have held, hold, or may hold Claims against or Interests in the Debtors prior to the Effective Date, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of any of the foregoing, shall have any cause of action or right of action, whether in law or equity, whether for breach of contract, statute, or tort claim, against the Debtors (including their directors, officers and employees), the Reorganized Debtors (including their directors, officers and employees), the Equity Committee and the Creditors Committee (including any present and former members of either thereof and any and all of their professionals), the Liquidating Trust, the Liquidating Trustee, the Liquidating Trust Board, legal, financial or restructuring advisors of the Debtors, the Reorganized Debtors, and the Liquidating Trustee, their respective successors or assigns, or their Estates, assets, properties, or interests in property, for any act or omission in connection with, relating to, or arising out of, these Chapter 11 Cases, the good faith solicitation of the Plan in accordance with section 1125(e) of the Bankruptcy Code, the pursuit of Confirmation of the Plan, consummation of the Plan, or the administration of the Debtors, the Plan or the property sold pursuant to the APA or to be distributed under the Plan.

Article XIV of the Plan also provides for a covenant not to execute by the Debtors or anyone claiming by, through or under the Debtors which has the effect of limiting any recovery on any claim brought against current or former directors and officers of the Debtors solely to the proceeds of applicable policies of insurance and sets a period of 180 days within which to bring such claims. The Plan also provides for a mutual release by the Debtor and the Purchaser.

ARTICLE X

CONDITIONS PRECEDENT TO EFFECTIVE DATE

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with the Plan:

1.	The Confirmation Order shall have been entered in a form and substance reasonably acceptable to the Debtors and the Committees.

2.	All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of this Plan and the sale shall have been obtained.

3.	The Debtors shall have established, or made provisions with the proposed Liquidating Trustee to establish, each of the Reserves required under the Plan.

4.

There shall not be in effect on the Effective Date any (i) order entered by any court of competent jurisdiction, (ii) any order, opinion, ruling or other decision entered by any administrative or governmental entity, or (iii) applicable law in effect staying, restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Plan.

5.	No request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall remain pending.

6.	All transactions contemplated by the Plan for the implementation thereof shall have been accomplished or waived.

7.	The Committees shall have approved all documents to be executed in connection with the occurrence of the Effective Date of the Plan, including any documents filed as part of the Plan Supplement.

8.	All conditions to the consummation of the transactions contemplated by the Plan shall have been satisfied or waived.

9.

The Debtors shall have filed on the docket of the Bankruptcy Court a Notice of Effective Date stating that (1) all conditions to the occurrence of the Effective Date have been satisfied or waived with the consent of the Committees, (2) the Effective Date has occurred and specifying the date thereof for all purposes under the Plan, and (3) setting forth the name, address, email address and telephone number of the Liquidating Trustee.

ARTICLE XI

LIQUIDATION ANALYSIS, FEASIBILITY, AND RISK FACTORS

A.	Liquidation Analysis

Recoveries to Classes 1 through 8 are derived from cash on hand, Hercules Common Stock generated from the sale of the Debtors’ assets to the Purchaser and cash that may be generated in the future from the liquidation of the Liquidating Trust Assets.

Attached as Exhibit C are the Debtors’ Financial Projections through September 30, 2011.

Finally, Exhibit D is a Liquidation Analysis. The Liquidation Analysis, based solely on pro forma numbers, shows estimated Cash and Hercules Common Stock available on August 1, 2011, and provides an estimate of the possible distribution and uses of the Hercules Common Stock and Cash available under the Plan. It also demonstrates that recoveries to Creditors and Interest holders under the Plan will be greater than they would receive under a liquidation pursuant to chapter 7 of the Bankruptcy Code.

The Debtors believe that based on the projections set forth in this Disclosure Statement, the Plan is feasible and Creditors should receive full recoveries on their Claims and holders in Interests should receive Distributions on account of their Interests.

B.	Feasibility of the Plan

Section 1129(a)(11) of the Bankruptcy Code requires that the Bankruptcy Court find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor unless such liquidation is proposed in the Plan.

The Bankruptcy Court previously authorized and the Debtors consummated the sale of substantially all of the Debtors’ assets to the Purchaser. The Cash and Hercules Common Stock generated by the sale of their assets, the liquidation of the Excluded Assets and the prosecution of Causes of Action, as well as the funds already generated by the collection of accounts is sufficient to fund all distributions under the Plan and to establish a reasonable reserves, including the costs of administering the Liquidating Trust. The Plan satisfies section 1129(a)(11) of the Bankruptcy Code, because it provides for the liquidation of the Debtors’ assets and the distribution of the proceeds of that liquidation by the Reorganized Debtors or the Liquidating Trust to holders of Allowed Claims and Allowed Interests.

C.	Risks Associated with the Plan

Both the confirmation and consummation of the Plan are subject to a number of risks. There are certain risks inherent in the confirmation process under the Bankruptcy Code. If certain standards set forth in the Bankruptcy Code are not met, the Bankruptcy Court will not confirm the Plan even if holders of Allowed Claims and Interest vote to accept the Plan. Although the Debtors believe that the Plan meets such standards, there can be no assurance that the Bankruptcy Court will reach the same conclusion. If the Bankruptcy Court were to determine that such requirements were not met, it could require the Debtors to re-solicit acceptances, which could delay and/or jeopardize confirmation of the Plan. The Debtors believe that the solicitation of votes on the Plan will comply with section 1126(b) and that the Bankruptcy Court will confirm the Plan. The Debtors, however, can provide no assurance that modifications of the Plan will not be required to obtain confirmation of the Plan, or that such modifications will not require a re-solicitation of acceptances.

In addition, there is also a risk that holders of Allowed Claims in Classes 2 through 7 will not be paid one hundred percent (100%) of their claims, in which case, holders of Allowed Class 8 Interests would receive no distributions under the Plan. The Plan contemplates that the Liquidating Trustee will distribute Hercules Common Stock to holders of Allowed Claims and Interests on account of their Claims and Interests. This stock, like any publicly-traded security, is subject to market fluctuation. Were the market price for Hercules Common Stock to fall significantly it would affect the value available for distribution. As noted above, as of July 5, 2011, Hercules Common Stock had a 52-week high of $6.99 per share and a 52-week low of $2.02 per share. Depending on the value of Hercules Common Stock at the time distributions are made to holders of Allowed Claims, holders of such Claims might not receive full payment. In the event there is insufficient value to pay one hundred percent (100%) of Allowed Claims in Classes 2 through 7, including due to the fluctuation in the value of Hercules Common Stock described above, holders of Allowed Class 8 Interests would not receive any distributions under the Plan.

ARTICLE XII

ALTERNATIVES TO PLAN AND LIQUIDATION ANALYSIS

There are three possible consequences if the Plan is rejected or if the Bankruptcy Court refuses to confirm the Plan: (a) the Bankruptcy Court could consider an alternative plan of reorganization proposed by the Debtors (or another party after the Exclusive Period); (b) the Debtors’ chapter 11 bankruptcy case could be converted to liquidation cases under chapter 7 of the Bankruptcy Code; or (c) the Bankruptcy Court could dismiss the Debtors’ chapter 11 bankruptcy cases.

A.	Alternative Plans

The Debtors have the exclusive right to propose a plan of reorganization for the first 120 days of their Chapter 11 Cases, which time may be extended by the Court for cause, up to a maximum of (18) eighteen months from the Petition Date.

Once the Debtor’s exclusivity period expires, any party in interest may file their own plan and seek its confirmation.

B.	Chapter 7 Liquidation

If the Plan is not confirmed, it is possible that the Debtors’ chapter 11 case will be converted to a case under chapter 7 of the Bankruptcy Code, in which case a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution to holders of Claims and Interests in accordance with the priorities established by the Bankruptcy Code. Whether a bankruptcy case is one under chapter 7 or chapter 11, secured creditors, Administrative Claims and Priority Claims are entitled to be paid in cash and in full before unsecured creditors receive any funds.

Chapter 7 liquidations will often yield depressed values because the sale is conducted under more or less “fire sale” conditions. In particular, it is unlikely that a chapter 7 trustee appointed by the Bankruptcy Court and overseen by the United States Trustee’s office in the Southern District of Texas will continue to operate the Debtors’ assets. Besides logistical concerns, the chapter 7 trustee would not likely be familiar with the intricacies of Debtors’ assets, the Debtors’ business nor would the chapter 7 trustee be familiar with various environmental and regulatory laws related thereto. Thus, an additional layer of advisors and experts would need to be retained by the chapter 7 trustee, giving rise to additional administrative expenses that would be entitled to priority.

Most important, the Debtors have already sold substantially all of their assets to the Purchaser in a Bankruptcy Court-approved sale. The Closing of that transaction occurred on April 27, 2011. After the Closing, the assets of the Debtors consist of the Excluded Assets, the Hercules Common Stock and the proceeds of the Wind Down DIP Financing Agreement. The Hercules Common Stock is not registered under the Securities Act. However, pursuant to the provisions of section 1145 of the Bankruptcy Code, there is an exemption from registration applicable only under chapter 11 of the Bankruptcy Code. Thus, under the Plan, holders of Allowed Claims and Interests can receive distributions of the Hercules Common Stock in exchange for their claims and interests and those shares generally will be exempt from registration under the Securities Act, unless the holder is deemed to be an “underwriter,” an “affiliate” or a “dealer.” See Article XIV – Securities Law Matters. A chapter 7 trustee would encounter limitations on his or her ability to sell the restricted Hercules Common Stock.

Moreover, the Debtors believe that the chapter 7 liquidation value of the Estate Property would not be sufficient to pay unsecured claims in full as contemplated under the Plan. In addition, unlike in chapter 11, in a chapter 7 case, holders of late-filed claims would be entitled to receive a distribution prior to any distributions to holders of Interests. If the unsecured creditors are not paid in full in chapter 7, holders of Interests would receive nothing. Conversely, under the Plan, all Allowed Claims would be paid in full through the proceeds of the sale process of the Debtor’s Estate. Such payments would not occur under a chapter 7 liquidation. Finally, the Debtors assert that expenses associated with the Plan will be less than those associated with the administrative priority fees of a chapter 7 liquidation.

The Debtors, therefore, believe that the Distributions under the Plan to holders of Allowed Claims and Interests will be greater than any Distributions that such holders would receive in a hypothetical chapter 7 liquidation of the Debtor’s estate and, accordingly, the Plan meets the requirements of Section 1129(a)(7) of the Bankruptcy Code.

C.	Dismissal

If the Debtors’ bankruptcy cases were to be dismissed, they would no longer have the protection of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code, including the automatic stay. Without such fundamental protections preventing holders of Claims from taking actions against the Debtors, holders of Claims would be allowed to pursue their Claims against the Debtors outside of the bankruptcy proceeding. In particular, holders of Secured Claims would be allowed to exercise their state law remedies with respect to their collateral, including possible foreclosure. The same limitations described above on the sale of the unregistered Hercules Common Stock would also apply in the case of a dismissal. Accordingly, the Debtors believe that dismissal of the Debtors’ bankruptcy case, which would likely result in a piecemeal dismemberment of the Debtors, would not serve the best interests of holders of Claims and Interests. Rather, the Plan will result in greater certainty and a greater potential recovery to creditors.

ARTICLE XIII

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

This section summarizes certain U.S. federal income tax consequences of the Plan to the Debtors and to U.S. holders (as defined below) of Claims or Interests. This summary is for informational purposes only and, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various U.S. federal income tax consequences of the Plan as discussed herein. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the Internal Revenue Service (the “IRS”) or other tax authorities have been sought or obtained with respect to any tax consequences of the Plan, and the discussion below is not binding upon the IRS or any other tax authority. A substantial amount of time may elapse between the date of this Disclosure Statement and the Effective Date, and events occurring after the date of this Disclosure Statement (including after the Effective Date), including changes in law and changes in administrative positions, could affect the U.S. federal income tax consequences of the Plan discussed below. No representations are being made regarding the particular tax consequences of the confirmation and consummation of the Plan to the Debtors or any holder of Claims or Interests. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position from any discussed herein.

The discussion of U.S. federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury regulations promulgated thereunder, judicial authorities, published positions of the IRS and other applicable authorities, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations (possibly with retroactive effect).

This summary does not describe all of the tax consequences that may be relevant to the Debtors and to U.S. holders of Claims or Interests. For example, the following summary does not address foreign, state, or local tax consequences of the Plan, nor does it purport to address the U.S. federal income tax consequences of the Plan to special classes of U.S. holders (e.g., banks and certain other financial institutions, insurance companies, tax-exempt organizations, governmental entities, persons that are, or hold their Claims through, pass-through entities for U.S. federal income tax purposes (such as entities that are classified as partnerships or S corporations for U.S. federal income tax purposes), U.S. holders whose functional currency is not the U.S. dollar, regulated investment companies, expatriates, certain former citizens or long-term residents of the U.S., persons who are not U.S. holders, dealers in securities or foreign currency, employees, persons who received their Claims or Interests as compensation, persons holding Claims or Interests that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction, persons who are related to the Debtors within the meaning of the Internal Revenue Code, persons who are small business investment companies or persons who hold Claims or Interests who are themselves in bankruptcy). Furthermore, the following summary does not address U.S. federal taxes other than U.S. federal income taxes.

If a partnership (or any entity classified as a partnership for U.S. federal income tax purposes) holds a Claim or Interest, the U.S. federal income tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. If a person is a partner of a partnership holding a Claim or Interest, such person should consult its own tax advisor.

Each holder of a Claim or Interest is strongly urged to consult its own tax advisor regarding the U.S. federal, state, and local and any foreign tax consequences of the transactions described herein and in the Plan.

The following summary assumes that the Plan will be implemented as described herein and does not address the U.S. federal income tax consequences if the Plan is not carried out. This summary further assumes that a Claim constitutes indebtedness, and an Interest constitutes stock, for U.S. federal income tax purposes.

TREASURY DEPARTMENT CIRCULAR 230 NOTICE

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, EACH HOLDER OF A CLAIM OR INTEREST IS HEREBY NOTIFIED THAT:

(A)    ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT IS NOT INTENDED TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY ANY HOLDER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A HOLDER UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED;

(B)    SUCH DISCUSSION IS INCLUDED HEREBY BY THE DEBTORS IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE DEBTORS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND

(C)    EACH HOLDER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

A.	U.S. Federal Income Tax Consequences to the Debtors

1.	Cancellation of Indebtedness

Seahawk is the common parent of a consolidated group (the “Seahawk Group”) that files a consolidated U.S. federal income tax return, which takes into account the income and losses of all of the Debtors. As discussed below and in connection with the implementation of the Plan, the Seahawk Group is expected to be able to exclude any COD income (as defined below) for purposes of determining its gross income for U.S. federal income tax purposes, but certain of its tax attributes, including net operating loss (“NOL”) carryforwards, may be reduced or eliminated.

In general, the discharge of indebtedness in exchange for an amount of consideration that is less than the amount of the indebtedness that is discharged (in the case of indebtedness that constitutes a “debt instrument” for U.S. federal income tax purposes, the amount of such indebtedness considered to be discharged should equal the “adjusted issue price” of such indebtedness), or the discharge of indebtedness without providing any consideration for such discharge, gives rise to discharge of indebtedness income (“COD income”) to the debtor. The amount of consideration paid to a creditor generally equals the amount of cash and the fair market value of other property paid to such creditor.

However, if the debt discharge is granted by the court or pursuant to a plan approved by the court in a case under title 11 of the United States Bankruptcy Code, the COD income realized from such discharge is excluded from the debtor’s gross income. In such a situation, the debtor is required to reduce its tax attributes up to the amount of the excluded COD income in generally the following order: (i) NOL from the year of the discharge and NOL carryforwards, (ii) general business credit carryforwards, (iii) minimum tax credit carryforwards, (iv) capital loss carryforwards, (v) tax basis in the debtor’s property (but not below the amount of its liabilities immediately after the discharge), (vi) passive activity loss and credit carryforwards, and (vii) foreign tax credit carryforwards.

In the case of debtors that are members of a consolidated group that files a consolidated U.S. federal income tax return, the tax attributes of each debtor are reduced first (including its tax basis in its assets and the stock of its subsidiaries). In this regard, the Treasury regulations adopt a “look through” rule such that, if the debtor reduces its tax basis in its stock in a member of the consolidated group, corresponding reductions must be made to that member’s tax attributes, including such member’s tax basis in its assets. To the extent that the amount of excluded COD income exceeds the tax attributes of the debtor member, the Treasury regulations generally require the reduction of certain consolidated tax attributes of all other members of the consolidated group, but do not require the reduction of the tax basis in their assets. The reduction in tax attributes occurs only after the tax for the year in which the discharge of indebtedness occurred has been determined. To the extent that the amount of excluded COD income exceeds the tax attributes available for reduction, the remaining COD income is nevertheless excluded from gross income.

Under the terms of the Plan, all Claims are to be discharged. If the amount of the Claims that will be discharged pursuant to the Plan (in the case of a Claim that constitutes a “debt instrument” for U.S. federal income tax purposes, the amount of such Claim considered to be discharged pursuant to the Plan should equal such Claim’s “adjusted issue price”) exceeds the cash that will be received in exchange therefor, the Debtors will realize COD income equal to such excess, which would generally be required to be included in the gross income of the Seahawk Group. However, since any such discharge will occur in a case under title 11 of the United States Bankruptcy Code, the Seahawk Group expects to be able to exclude any such realized COD Income from gross income, but the members of the Seahawk Group may be required to reduce certain tax attributes, such as NOL carryovers. Since the amount of any realized COD income depends on the amount of the Claims that will be discharged pursuant to the Plan and the amount of the cash and the fair market value of Hercules Common Stock received in exchange therefor, the amount of any such COD income and the corresponding reduction in tax attributes cannot be known with certainty until after the Effective Date.

2.	Section 382 Limitation

As a result of the transactions contemplated by the Plan, the Debtors are expected to undergo an “ownership change” within the meaning of Section 382 of the Internal Revenue Code. An ownership change of the Debtors will cause an annual limitation to apply which will limit the amount of pre-Effective Date NOLs that can be used to offset taxable income.

In general, because the ownership change of the Debtors will occur in a case under title 11 of the United States Bankruptcy Code, the amount of the annual limitation will equal (i) the lesser of (a) the value of the stock of Seahawk immediately after the ownership change (with certain adjustments) or (b) the value of Seahawk’s assets immediately before the ownership change (determined without regard to liabilities and with certain adjustments), multiplied by (ii) the highest adjusted federal long-term rate in effect for any month in the three-calendar-month period ending with the month in which the ownership change occurs (the “Annual Limitation”). Any unused Annual Limitation may be carried forward to future taxable years, thereby increasing the amount of the Annual Limitation. However, if the historic business of the Debtors or a significant portion of the assets of the Debtors are not utilized in a new business for two years after the ownership change or if future ownership changes occur, the amount of the Annual Limitation may be reduced, possibly to zero.

Additionally, because of the ownership change of the Debtors, if the Seahawk Group has a net unrealized built-in loss at the time of the ownership change, any built-in losses recognized (up to the amount of such net unrealized built-in loss) during the five-year period following the date of the ownership change will generally be subject to the Annual Limitation. Conversely, if the Seahawk Group has a net unrealized built-in gain at the time of the ownership change, any built-in gains recognized (up to the amount of such net unrealized built-in gain) during the five-year period following the date of the ownership change will generally increase the amount of the Annual Limitation.

3.	Sale of Substantially All of the Assets of the Debtors to Purchaser

Pursuant to the Plan, the Debtors will transfer substantially all of their assets to the Purchaser in exchange for the Sale Proceeds, which will consist of cash and Hercules Common Stock, and then the Sale Proceeds will be distributed to certain holders of Claims and Interests. The Debtors expect for such asset transfer and distribution to qualify as a “reorganization” described in Section 368(a)(1)(G) of the Internal Revenue Code (a “G Reorganization”). Provided that such asset transfer and distribution does qualify as a G Reorganization (and the remainder of this discussion assumes that such asset transfer and distribution will qualify as a G Reorganization), except for the potential recognition of COD income as a result of the discharge of Claims pursuant to the Plan as discussed above, the Seahawk Group will not recognize any gain or loss on such asset transfer and distribution, and certain Seahawk Group tax attributes, including NOL carryovers, will be inherited, subject to certain limitations (such as Section 382 of the Internal Revenue Code as discussed above), by Hercules as of the close of the Effective Date.

B.	U.S. Federal Income Tax Consequences to U.S. Holders of Claims or Interests

The following discussion summarizes certain U.S. federal income tax consequences of the transactions contemplated by the Plan to U.S. holders of Claims or Interests who or that hold such Claims or Interests as capital assets within the meaning of Section 1221 of the Internal Revenue Code (generally, assets held for investment purposes). Non-U.S. holders of Claims or Interests should consult their own tax advisors for information that may be relevant based on their particular situations and circumstances regarding the particular tax consequences to them of the transactions contemplated by the Plan. The following discussion is written on the basis that the U.S. holder of a Claim has not taken a bad debt deduction with respect to its indebtedness (or any portion thereof) in the current or any prior taxable year and such indebtedness did not become completely or partially worthless in a prior taxable year.

For purposes of the following discussion, a “U.S. holder” is a holder of a Claim or Interest who or that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation, or an entity taxable as a corporation, created or organized in the United States or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

1.	U.S. Federal Income Tax Consequences to U.S. Holders of Claims

As explained below, the U.S. federal income tax consequences to U.S. holders of Claims arising from the receipt of cash and/or Hercules Common Stock pursuant to the Plan will vary depending upon, among other things, if a Claim constitutes a “security” for U.S. federal income tax purposes. Neither the Internal Revenue Code nor the Treasury regulations promulgated thereunder define the term “security.” The determination of whether indebtedness constitutes a “security” for U.S. federal income tax purposes depends upon an evaluation of the nature of the indebtedness, but most authorities have held that the length of the term of the indebtedness is an important factor in determining whether such indebtedness is a “security” for U.S. federal income tax purposes. These authorities have indicated that indebtedness with maturities when issued of less than five years are not considered “securities,” while indebtedness with maturities when issued of ten years or more are considered “securities.” There are numerous other factors that could be taken into account in determining whether indebtedness is a “security,” including the security for payment, the creditworthiness of the debtor, the subordination or lack thereof with respect to other creditors, the right to vote or otherwise participate in the management of the debtor, convertibility of the instrument into an equity interest of the debtor, whether payments of interest are fixed, variable, or contingent, and whether such payment are made on a current basis or accrued. Due to the inherently factual nature of the determination, each U.S. holder of a

Claim is urged to consult its own tax advisor regarding whether its Claim is a “security” for U.S. federal income tax purposes.

(a)	Consequences if a Claim Constitutes a “Security” and a U.S. Holder Receives Solely Hercules Common Stock

If a Claim held by a U.S. holder constitutes a “security” for U.S. federal income tax purposes and such U.S. holder receives solely Hercules Common Stock in discharge of the Claim pursuant to the Plan, such U.S. holder will not recognize any gain or loss (other than with respect to Hercules Common Stock received that is attributable to accrued but unpaid interest, which will be taxable as ordinary interest income if not previously included in income by such U.S. holder).

Immediately after the transaction, such U.S. holder will generally have an adjusted tax basis in the Hercules Common Stock received equal to the adjusted tax basis such U.S. holder had in its Claim immediately prior to the transaction (except that the adjusted tax basis of Hercules Common Stock received that is attributable to accrued but unpaid interest will equal the fair market value, at the Effective Date, of the Hercules Common Stock). Such U.S. holder’s holding period for the Hercules Common Stock received will include the period during which such U.S. holder held the Claim (except that the holding period for Hercules Common Stock received that is attributable to accrued but unpaid interest will begin on the day after the Effective Date).

(b)	Consequences if a Claim Constitutes a “Security” and a U.S. Holder Receives a Combination of Cash and Hercules Common Stock

If a Claim held by a U.S. holder constitutes a “security” for U.S. federal income tax purposes and such U.S. holder receives a combination of Cash and Hercules Common Stock in discharge of the Claim pursuant to the Plan, such U.S. holder will generally recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of cash received, and (ii) the amount, if any, by which the sum of the amount of cash and the fair market value, at the Effective Date, of the Hercules Common Stock received (other than cash and Hercules Common Stock received that are attributable to accrued but unpaid interest, which will be taxable as ordinary interest income if not previously included in income by such U.S. holder) exceeds such U.S. holder’s adjusted tax basis in the Claim.

Except to the extent the recognized gain is re-characterized as ordinary income pursuant to the “market discount” rules (as discussed below), any recognized gain will generally be capital gain and will generally be long-term capital gain if, at the Effective Date, such U.S. holder’s holding period in the Claim is more than one year. Long-term capital gains of non-corporate taxpayers are currently taxed at lower rates than those applicable to ordinary income.

Immediately after the transaction, such U.S. holder will have an adjusted tax basis in the Hercules Common Stock received equal to the adjusted tax basis such U.S. holder had in its Claim immediately prior to the transaction, decreased by the amount of cash received (other than cash received that is attributable to accrued but unpaid interest), and increased by the amount of gain recognized in the transaction (except that the adjusted tax basis of Hercules Common Stock received that is attributable to accrued but unpaid interest will equal the fair market value, at the Effective Date, of the Hercules Common Stock). Such U.S. holder’s holding period for the Hercules Common Stock received will include the period during which such U.S. holder held the Claim (except that the holding period for Hercules Common Stock received that is attributable to accrued but unpaid interest will begin on the day after the Effective Date).

If the Claim is a “market discount bond” in the hands of such U.S. holder, any gain recognized will generally be treated as ordinary income to the extent of any accrued “market discount” that has not previously been included in income by such U.S. holder (and such U.S. holder may be required to recognize any accrued “market discount” not recognized in the transaction upon a subsequent taxable disposition of Hercules Common Stock received). In general, any indebtedness (other than indebtedness with a fixed maturity of one year or less from the date of issue) that is acquired by a person other than at its original issue is a “market discount bond” in such person’s hands if the indebtedness has “market discount.” “Market discount” exists if the “stated redemption price at maturity” of the indebtedness (or, in the case of indebtedness having “original issue discount,” the “revised issue price”) exceeds the adjusted tax basis of such indebtedness immediately after its acquisition by more than a de minimis amount. “Market discount” accrues on a ratable basis unless the person holding the indebtedness elects to accrue the “market discount” using a constant yield method.

(c)	Consequences if (i) a Claim Constitutes a “Security” and a U.S. Holder Receives Solely Cash or (ii) a Claim Does Not Constitute a “Security”

If a Claim held by a U.S. holder (i) constitutes a “security” for U.S. federal income tax purposes and such U.S. holder receives solely cash in discharge of the Claim pursuant to the Plan, or (ii) does not constitute a “security” for U.S. federal income tax purposes, such U.S. holder will generally recognize gain or loss equal to the difference between the amount of cash and the fair market value, at the Effective Date, of Hercules Common Stock, if any, received (other than cash and/or Hercules Common Stock received that is attributable to accrued but unpaid interest, which will be taxable as ordinary interest income if not previously included in income by such U.S. holder) and such U.S. holder’s adjusted tax basis in the Claim.

Except to the extent the recognized gain is re-characterized as ordinary income pursuant to the “market discount” rules (as discussed below), any recognized gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if, at the Effective Date, such U.S. holder’s holding period in the Claim is more than one year. Long-term capital gains of non-corporate taxpayers are currently taxed at lower rates than those applicable to ordinary income. The deductibility of losses could be subject to certain limitations. Such U.S. holder’s holding period for Hercules Common Stock, if any, received will begin on the day after the Effective Date.

If the Claim is a “market discount bond” (as discussed above) in the hands of such U.S. holder, any gain recognized will generally be treated as ordinary income to the extent of any accrued “market discount” that has not previously been included in income by such U.S. holder.

2.	U.S. Federal Income Tax Consequences to U.S. Holders of Interests

(a)	Consequences if a U.S. Holder Receives Solely Hercules Common Stock

If a U.S. holder of an Interest receives solely Hercules Common Stock in cancellation of the Interest pursuant to the Plan, such U.S. holder will not recognize any gain or loss.

Immediately after the transaction, such U.S. holder will generally have an adjusted tax basis in the Hercules Common Stock received equal to the adjusted tax basis such U.S. holder had in the Interest immediately prior to the transaction. Such U.S. holder’s holding period for the Hercules Common Stock received will include the period during which such U.S. holder held the Interest.

(b)	Consequences if a U.S. Holder Receives a Combination of Cash and Hercules Common Stock

If a U.S. holder of an Interest receives a combination of Cash and Hercules Common Stock in cancellation of the Interest pursuant to the Plan, such U.S. holder will generally recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of cash received, and (ii) the amount, if any, by which the sum of the amount of cash and the fair market value, at the Effective Date, of the Hercules Common Stock received exceeds such U.S. holder’s adjusted tax basis in the Interest.

Except to the extent any cash received is treated as a dividend (as discussed below), any recognized gain will generally be capital gain and will generally be long-term capital gain if, at the Effective Date, such U.S. holder’s holding period in the Interest is more than one year. Long-term capital gains of non-corporate taxpayers are currently taxed at lower rates than those applicable to ordinary income.

Immediately after the transaction, such U.S. holder will have an adjusted tax basis in the Hercules Common Stock received equal to the adjusted tax basis such U.S. holder had in the Interest immediately prior to the transaction, decreased by the amount of cash received, and increased by the amount of gain recognized in the transaction. Such U.S. holder’s holding period for the Hercules Common Stock received will include the period during which such U.S. holder held the Interest.

If the receipt of cash pursuant to the Plan by such U.S. holder has the effect of a distribution of a dividend, gain recognized by such U.S. holder will be treated as dividend income to the extent of such U.S. holder’s ratable share of Seahawk’s accumulated earnings and profits (as calculated for U.S. federal income tax purposes). In general, the determination as to whether the receipt of cash has the effect of a distribution of a dividend depends on whether and to what extent the transactions pursuant to the Plan will be deemed to reduce such U.S. holder’s percentage of ownership of Hercules after such transactions. For purposes of that determination, such U.S. holder will be treated as if it first exchanged all of its Interests solely for Hercules Common Stock, and then a portion of the Hercules Common Stock was immediately redeemed by Hercules for the cash that such U.S. holder actually received in the transaction. Gain recognized in the deemed redemption will generally be treated as a dividend to the extent of such

U.S. holder’s ratable share of the undistributed earnings and profits of Seahawk unless the deemed redemption results in a “meaningful reduction” in such U.S. holder’s deemed stock ownership of Hercules, with the remainder, if any, of the gain recognized treated as capital gain.

In making the determination of whether there is a “meaningful reduction” in such U.S. holder’s deemed ownership of Hercules, such U.S. holder will, under the constructive ownership rules, be deemed to own not only the Hercules Common Stock actually owned, but also Hercules Common Stock owned by certain related person and entities or that such U.S. holder or such persons or entities have the right to acquire pursuant to an option. The IRS has ruled that a shareholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is generally considered to have a “meaningful reduction” if that shareholder has any reduction in its percentage stock ownership under the above analysis. These rules are complex and dependent upon the specific factual circumstances particular to each U.S. holder of an Interest. Each U.S. holder of an Interest should consult its tax advisor as to the application of these rules to its particular situation.

(c)	Consequences if a U.S. Holder Receives Solely Cash

If a U.S. holder of an Interest receives solely cash in cancellation of the Interest pursuant to the Plan, such U.S. holder will generally recognize gain or loss equal to the difference between the amount of cash received and such U.S. holder’s adjusted tax basis in the Interest.

Any recognized gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if, at the Effective Date, such U.S. holder’s holding period in the Interest is more than one year. Long-term capital gains of non-corporate taxpayers are currently taxed at lower rates than those applicable to ordinary income. The deductibility of losses could be subject to certain limitations.

C.	Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with the transactions contemplated by the Plan. A U.S. holder may be subject to U.S. backup withholding tax on payments made pursuant to the Plan if the U.S. holder fails to provide its taxpayer identification number to the paying agent and comply with certification procedures, or to otherwise establish an exemption from U.S. backup withholding tax.

U.S. backup withholding tax is not an additional tax. The amount of any U.S. backup withholding tax from a payment will generally be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. holders should consult their tax advisors regarding the application of backup withholding and information reporting.

D.	Importance of Obtaining Professional Tax Assistance

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO U.S.

HOLDERS OF CLAIMS OR INTERESTS AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES SUMMARIZED HEREIN ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON EACH U.S. HOLDER’S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISORS ABOUT THE U.S. FEDERAL, STATE, LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN, INCLUDING WITH RESPECT TO TAX REPORTING AND RECORD KEEPING REQUIREMENTS.

ARTICLE XIV

SECURITIES LAW MATTERS

A.	Applicability of the Bankruptcy Code and Securities Laws

The Plan provides that the Hercules Common Stock will be distributed to holders of Claims and Interests under the Plan without registration under the Securities Act, or under any state securities laws, in reliance upon the exemption from registration afforded by section 1145 of the Bankruptcy Code. It is the Debtors’ understanding that Hercules does not intend to file a registration statement under the Securities Act or any state securities laws relating to the distribution of Hercules Common Stock pursuant to the Plan. The information in this section should not be considered applicable to all situations or to all holders of Claims and Interests receiving Hercules Common Stock under the Plan. The information in this section is general in nature and has been included in this Disclosure Statement solely for informational purposes pursuant to Section 1125 of the Bankruptcy Code. Holders of Claims and Interests should consult their own legal counsel concerning the facts and circumstances relating to the transfer of the Hercules Common Stock.

B.	Issuance and Delivery of Securities

Section 1145(a)(l) of the Bankruptcy Code exempts the offer or sale of securities under a chapter 11 plan of reorganization from registration under the Securities Act and under state securities laws if three (3) principal requirements are satisfied:

•

the securities are offered or sold under a plan of reorganization and must be securities of the debtors, of an affiliate participating in a joint plan with the debtors or of a successor to the debtors under the plan;

•	the recipients of the securities must hold a claim against, an interest in, or a claim for an administrative expense against the debtors or such affiliate; and

•	the securities are offered or sold entirely in exchange for the recipient’s claim against or interest in the debtors, or principally in such exchange and partly for cash or property.

The Plan provides that Hercules qualifies as a successor to the Debtors under the Plan for purposes of section 1145 of the Bankruptcy Code and that the distribution of Hercules Common Stock in accordance with the Plan also satisfies the other requirements of section 1145(a)(l) of the Bankruptcy Code and is therefore exempt from registration under the Securities Act and state securities laws.

In connection with the confirmation of the Plan, the Debtors intend to seek an order from the Bankruptcy Court to the effect that the issuance of the Hercules Common Stock under the Plan is exempt from registration under the Securities Act and state securities laws under section 1145(a)(l) of the Bankruptcy Code.

No registration rights will be provided with respect to holders of Hercules Common Stock.

C.	Subsequent Transfers Under Federal Securities Laws

In general, all resales and subsequent transactions involving Hercules Common Stock will be exempt from registration under the Securities Act under section 4(1) of the Securities Act, unless the holder is deemed to be an “underwriter” with respect to such securities, an “affiliate” of the issuer of such securities or a “dealer.” Section 1145(b)(1) of the Bankruptcy Code defines four types of “underwriters”:

•

persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtors with a view to distributing any security received or to be received in exchange for such a claim or interest (“accumulators”);

•	persons who offer to sell securities offered or sold under a plan for the holders of such securities (“distributors”);

•

persons who offer to buy securities offered or sold under a plan from the holders of the securities, if the offer to buy is (1) with a view to distributing such securities and (2) made under an agreement in connection with the plan or with the offer and sale of securities under the plan; and

•	a person who is an “issuer” with respect to the securities, as the term “issuer” is defined in section 2(11) of the Securities Act.

Under section 2(11) of the Securities Act, an “issuer” includes any “affiliate” of the issuer, which means any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer. Under section 2(12) of the Securities Act, a “dealer” is any person who engages either for all or part of his or her time, directly or indirectly, as agent, broker or principal, in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person. The determination of whether a particular person would be deemed to be an “underwriter” or an “affiliate” with respect to any security to be issued under the Plan, or would be deemed a “dealer,” would depend on various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any person would be an “underwriter” or an “affiliate” with respect to any security to be issued under the Plan or would be a “dealer.”

In connection with prior bankruptcy cases, the staff of the SEC has taken the position that re-sales by accumulators and distributors, as defined above, of securities distributed under a plan of reorganization are exempt from registration under the Securities Act if effected in “ordinary trading transactions.” The staff of the SEC has indicated in this context that a transaction may be considered an “ordinary trading transaction” if it is made on an exchange or in the over-the-counter market at a time when the issuer of the security is a reporting company under the Exchange Act, and does not involve any of the following factors:

•

(1) concerted action by the recipients of securities distributed under a plan in connection with the sale of such securities, or (2) concerted action by distributors on behalf of one or more such recipients in connection with such sales;

•

use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a disclosure statement and supplements thereto, and documents filed with the SEC under the Exchange Act; or

•

special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid in arms’ length negotiations between a seller and a broker or dealer each acting unilaterally, and not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

The views of the staff of the SEC on these matters have not been sought by the Debtors or Hercules and, therefore, no assurance can be given regarding the proper application of the “ordinary trading transaction” exemption described above. Any person intending to rely on such exemption is urged to consult his or her own counsel as to the applicability thereof to his or her circumstances.

Hercules Common Stock may not be freely tradable under U.S. securities laws. Given the complex nature of the question of whether a particular person may be an underwriter, the Debtors and Hercules make no representations concerning the right (without registration under applicable federal securities laws) of any person to trade in Hercules Common Stock. The Debtors recommend that any person who receives Hercules Common Stock consult his or her own counsel concerning whether he or she may freely trade such securities.

Any person intending to rely on these exemptions is urged to consult his or her own counsel as to their applicability to his or her circumstances.

ARTICLE XV

CONCLUSION

This Disclosure Statement has attempted to provide information regarding the Debtors’ bankruptcy estate and the potential benefits that might accrue to holders of Claims against and Interests in the Debtors under the Plan. The Plan is the result of efforts of the Debtors’ and their advisors to provide the holders of Allowed Claims and Interests with the highest and best recovery. The Debtors believe that the Plan is feasible and will provide each holder of an Allowed Claim against and Interest in the Debtor with an opportunity to receive greater benefits than those that would be received by termination of the Debtors’ business and the liquidation of its assets by a chapter 7 trustee. The Debtors, therefore, urge interested parties to vote in favor of the Plan.

Dated: July 6, 2011

Respectfully submitted,

SEAHAWK DRILLING, INC. AND ITS SUBSIDIARIES THAT ARE ALSO DEBTORS AND DEBTORS-IN-POSSESSION IN THE CHAPTER 11 CASES

By:	/s/ James R. Easter
James R. Easter
President and Chief Executive Officer

FULBRIGHT & JAWORSKI L.L.P.

BERRY D. SPEARS

JOHNATHAN C. BOLTON

FULBRIGHT TOWER

1301 MCKINNEY, SUITE 5100

HOUSTON, TX 77010

TELEPHONE: (713) 651-5151

FACSIMILE: (713) 651-5246

JORDAN, HYDEN, WOMBLE,

CULBRETH & HOLZER P.C.

SHELBY A. JORDAN

NATHANIAL PETER HOLZER

500 N. SHORELINE BLVD., SUITE 900

CORPUS CHRISTI, TEXAS 78401-0341

TELEPHONE: (361) 653-6624

FACSIMILE: (361) 888-5555

ATTORNEYS FOR THE DEBTORS

AND DEBTORS-IN-POSSESSION

Exhibit A

Joint Plan of Reorganization of the Debtors and Debtors-in-Possession

Under Chapter 11 of the United States Bankruptcy Code

(to be provided)

Exhibit B

Order Approving Disclosure Statement (without exhibits) [Dkt. No.     ]

(to be provided)

Exhibit C

Financial Projections

Exhibit C – Financial Projections

Cash on Hand as of May 19, 2011	$16,922,474

Remaining Costs Incurred Prior to Sale to Hercules	(3,321,825)	[1]

Estimated Seahawk Estate Wind Down Costs	(10,132,612)	[2]

Cash Available at Final Wind Down of Estate for Distribution	$3,468,038

Footnotes:

1.	Represents remaining Hercules transaction closing cost expected to be paid by June 30, 2011.
2.	Total estate expenditures required to fund to the estimated effective date of September 30, 2011.

Exhibit D

Liquidation Analysis

Exhibit D – Liquidation Analysis

Number of HERO Shares Held in Estate per APA	22,341,425
HERO Closing Price on May 19, 2011	$6.32

Conversion to Chapter 7 Liquidation[1]

Hercules Share Value	$112,958,245	[2] [3]

Cash on Hand as of May 19, 2011	16,922,474

Remaining Costs Incurred Prior to Sale to Hercules	(3,321,825)	[4]

Hayman DIP Payoff as of July 31, 2011	(14,718,160)	[5]

Professional Accruals through July 31, 2011	(2,945,000)

Estimated Estate Expenditures through July 31, 2011	(2,535,654)

Value Remaining in Estate as of August 1, 2011	106,360,080

Trustee Fees for Liquidation of Estate	(3,632,347)	[6]

Estimated Professional Fees for Liquidation of Estate	(1,500,000)

Other Estimated Estate Expenses During Liquidation	(500,000)

Amount Available to All Remaining Classes as of Final Distribution	$100,727,732	[7]

Chapter 11 Liquidation[8]

Hercules Share Value	$141,197,806	[9]

Cash on Hand as of May 19, 2011	16,922,474

Remaining Costs Incurred Prior to Sale to Hercules	(3,321,825)	[4]

Hayman DIP Payoff as of September 30, 2011	(16,709,757)	[10]

Professional Accruals through September 30, 2011	(4,140,000)

Estimated Estate Expenditures through September 30, 2011	(5,992,612)

Amount Available to All Remaining Classes as of Effective Date	$127,956,087

Estimated Benefit of Chapter 11 versus Chapter 7 Liquidation	$27,228,354

Exhibit D – Liquidation Analysis Continued

Footnotes:

1.	Assumes conversion to a Chapter 7 occurs on August 1, 2011.
2.	In the event of a Chapter 7 filing, section 1145 of the Bankruptcy Code would not be an available exemption from the registration requirements of the Securities Act of 1933 (the “Act”). The Chapter 7 trustee would be unable to cause Seahawk to sell the restricted Hercules Common Stock without an effective registration statement or an alternate exemption from registration under the Act. There is currently no effective registration statement for the Hercules Common Stock. The value of Hercules Common Stock is estimated solely for illustrative purposes. The value of Hercules Common Stock is assumed to be 80% of current stock price, which is the price attributed to restricted Hercules Common Stock under the Wind Down DIP Financing Agreement, multiplied by the number of shares in the estate. Although only a portion of the Hercules Common Stock may be paid to Hayman Capital Master Fund, L.P. (assuming the release of Hercules Common Stock from the Hercules Common Stock Escrow Account), we assumed for illustrative purposes that all restricted Hercules Common Stock may be sold or released at the same discount to current market value.
3.	The Conversion to Chapter 7 analysis assumes the release of restricted Hercules Common Stock from the Hercules Common Stock Escrow Account pursuant to joint written instructions signed by Hercules and Seahawk in accordance with the terms of the Hercules Common Stock Escrow Agreement.
4.	Represents remaining Hercules transaction closing cost expected to be paid by June 30, 2011.
5.	The outstanding balance under the Wind Down DIP Financing Agreement of $14.25M in principal plus accrued interest (at 13% interest) through July 31, 2011, repaid in shares priced at 20% discount pursuant to the terms of such agreement.
6.	Trustee expenses estimated at 3% of value received for Hercules Common Stock plus cash on hand at the time of conversion to Chapter 7.
7.	Distribution date assumed to be October 31, 2011.
8.	Assumes Confirmation of Plan by July 30, 2011 and Effective Date of plan on September 30, 2011.
9.	Value of Hercules Common Stock is based on closing price on May 19, 2011 multiplied by number of shares in estate.
10.	The outstanding balance under the Wind Down DIP Financing Agreement of $14.25M in principal plus accrued interest (at 13% interest) through July 31, 2011, repaid in shares priced at 10% discount pursuant to the terms of such agreement.